LOAN AGREEMENT


                 by and between


 JACKSON NATIONAL LIFE INSURANCE COMPANY, as Lender


                     and

       DATRON RESOURCES INC., as Borrower



                       TABLE OF CONTENTS

1. INCORPORATION OF RECITALS                         6
2. CERTAIN DEFINED TERMS                             6
 2.1. Affiliated Party                               6
 2.2. Agreement                                      6
 2.3. Application/Commitment                         6
 2.4. Appraisal                                      6
 2.5. Assignment of Leases                           6
 2.6. Intentionally Omitted                          6
 2.7. Building Laws                                  6
 2.8. Business Day                                   7
 2.9. Closing Date                                   7
 2.10. Deed of Trust                                 7
 2.11. Default Rate                                  7
 2.12. Dollar                                        7
 2.13. Environmental Indemnity Agreement             7
 2.14. ERISA                                         7
 2.15. Escrow Agent                                  8
 2.16. Event of Default                              8
 2.17. Funding                                       8
 2.18. Governmental Approvals                        8
 2.19. Governmental Authority                        8
 2.20. Intentionally Omitted                         8
 2.21. Guaranty                                      8
 2.22. Hazardous Materials                           8
 2.23. Hazardous Materials Claims                    8
 2.24. Improvements                                  8
 2.25. Interest                                      8
 2.26. Internal Revenue Code                         9
 2.27. Laws                                          9
 2.28. Lien                                          9
 2.29. Loan                                          9
 2.30. Loan Amount                                   9
 2.31. Loan Closing                                  9
 2.32. Loan Documents                                9
 2.33. Loan Fee                                      9
 2.35. Maturity Date                                10
 2.36. Note                                         10
 2.37. Payment Date                                 10
 2.38. Permitted Exceptions                         10
 2.39. Phase I Environmental Assessment             10
 2.40. Project                                      10
 2.41. Real Property                                10
 2.42. Regular Interest                             10
 2.43. Regular Interest Payment Date                10
 2.44. Regular Interest Rate                        11
 2.45. Security Agreement                           11
 2.46. Subordination Agreement                      11
 2.47. Taxes                                        11
 2.48. Tenants                                      11
 2.49. Title Company                                11
3. LOAN AMOUNT.                                     11
 3.1. Loan Amount                                   11
 3.2. Borrower's Use of Loan Amount                 11
4. FUNDING.                                         12
 4.1. Amount of Funding                             12
 4.2. Procedure for Funding                         12
 4.3. Conditions Precedent to Funding               12
5. REGULAR INTEREST; DEFAULT INTEREST.              15
 5.1. Accrual; Payment                              15
 5.2. Limitations on Regular Interest Payment Date  16
 5.3. Default Interest Rate                         16
 5.4. Computation                                   16
 5.5. Reset of Regular Interest Rate                16
 5.6. Survival of Note and Other Loan Documents     17
6. PAYMENT                                          17
 6.1. Amortized Payments                            17
 6.2. Prepayment                                    18
  6.2.1. Prepayment Not Allowed                     18
  6.2.2. Prepayment Allowed                         18
  6.2.2.1. Second (2nd) Through Fifth (5th) Loan
           Years                                    18
  6.2.2.2. Sixth (6th) Loan Year                    18
  6.2.2.3. Seventh (7th) Loan Year Through Date Ninety
           (90) Days Prior to Maturity Date         18
  6.2.2.4. Ninety (90) Day Period Immediately
             Preceding Maturity Date                19
  6.2.2.5. Partial Prepayment                       19
  6.2.3. Prepayment Premium Upon Acceleration       19
  6.2.3.1. During the First (1st) Loan Year         19
  6.2.3.2. After the First (1st) Loan Year          19
  6.2.4. Waiver                                     20
 6.3. Treatment of Payments                         20
 6.4. No Set-Off                                    20
 6.5. Late Charges                                  21
7. MATURITY DATE                                    21
 7.1. Maturity Date                                 21
 7.2. Right to Accelerate Maturity Date             21
  7.2.1. Lender's Option to Accelerate              21
  7.2.2. Sale or Further Encumbrance                22
  7.2.3. Change in Ownership                        22
8. LOAN DOCUMENTS                                   22
9. LOAN FEE                                         23
10. REPRESENTATIONS AND WARRANTIES                  24
 10.1. Title                                        24
 10.2. No Litigation                                24
 10.3. Due Authorization                            24
 10.4. Breach of Laws or Agreements                 24
 10.5. Leases                                       25
 10.6. Condemnation                                 25
 10.7. Consents and Taxes                           25
 10.8. Condition of Improvements                    25
 10.9. Information Correct                          26
 10.10.  Material Adverse Change                    26
 10.11.  Solvency                                   26
 10.12.  Zoning                                     26
 10.13.  Utilities                                  27
 10.14.  Brokerage Fees                             27
 10.15.  Encroachments                              27
 10.16.  Separate Parcel                            27
 10.17.  ERISA                                      27
 10.18.  No Default                                 27
 10.19.  Trade Name; Principal Place of Business    27
 10.20.  FIRPTA                                     27
 10.21.  RICO                                       27
 10.22.  No Casualty                                28
 10.23.  Hazardous Materials                        28
11. BORROWER'S COVENANTS                            28
 11.1. Escrow Deposits                              28
 11.2. Payment of Taxes                             29
 11.3. Maintenance of Insurance                     30
 11.4. Mechanics' Liens                             32
 11.5. Maintenance, Repair and Restoration of
        Improvements                                33
 11.6. Leases and Lease Reports                     33
 11.7. Compliance With Laws                         33
 11.8. Alterations                                  33
 11.9. Personal Property                            34
 11.10.  Prohibition Against Cash Distributions and
             Application  of Cash Flow              34
 11.11.  Inspection by Lender                       34
 11.12.  Furnishing Information                     34
 11.13.  Documents of Further Assurance             35
 11.14.  Furnishing Reports                         35
 11.15.  Operation of Project and Zoning            35
 11.16.  Management, Agents' and Brokers' Contracts 36
 11.17.  Furnishing Notices                         36
 11.18.  Corporate Existence                        36
 11.19.  Articles of Incorporation                  36
 11.20.  Publicity                                  36
 11.21.  No Additional Debt                         36
 11.22.  Payments                                   37
12. SURVIVAL OF COVENANTS, REPRESENTATIONS AND
      WARRANTIES                                    37
13. EVENTS OF DEFAULT                               37
 13.1. Events of Default                            37
 13.2. Remedies Conferred Upon Lender               39
  13.2.1. Lender's Remedies                         39
  13.2.2. Non-Waiver of Remedies                    39
  13.2.3. Rents and Profits                         39
  13.2.4.   Remedies Cumulative                     40
  13.2.5.   Indemnification                         40
14. EXPENSES, CHARGES AND ATTORNEYS' FEES           40
 14.1. Expenses                                     40
 14.2. Attorneys' Fees and Expenses                 41
15. CASUALTY AND CONDEMNATION                       42
 15.1. Lender's Election to Apply Insurance and
         Condemnation Proceeds to Indebtedness      42
 15.2. Borrower's Obligation to Rebuild and Use of
         Proceeds Therefor                          43
16. ENVIRONMENTAL COVENANTS AND INDEMNITY           44
 16.1. Compliance With Laws                         44
 16.2. Prohibited Acts                              44
 16.3. Notification; Right to Audit                 44
 16.4. Hazardous Materials Liabilities              45
 16.5. Remedial Work                                46
 16.6. Indemnification                              46
 16.7. Survival                                     47
17. GENERAL PROVISIONS                              47
 17.1. Captions                                     47
 17.2. Merger                                       47
 17.3. Notices                                      47
 17.4. Modification; Waiver                         48
 17.5. Governing Law                                48
 17.6. Further Assurances                           48
 17.7. General Provisions Relating to Interest      48
 17.8. Estoppel Certificates                        50
 17.9. Acquiescence Not to Constitute Waiver of
         Lender's Requirements                      50
 17.10.  Disclaimer by Lender                       50
 17.11.  No Partnership                             51
  17.11.1. Creditor-Debtor Relationship             51
  17.11.2. Indemnification                          51
 17.12.  Right of Lender to Make Advances to Cure
            Borrower's Defaults                     52
 17.13.  Definitions Include Amendments             52
 17.14.  Time Is of the Essence                     52
 17.15.  Execution in Counterparts                  52
 17.16.  Waiver of Consequential Damages            52
 17.17.  Jurisdiction and Venue                     53
 17.18.  Severability                               53
 17.19.  Assignments                                53
  17.19.1.  Lender's Right to Assign                53
  17.19.2.  Prohibition of Assignments by Borrower  53
  17.19.3.  Intentionally Omitted                   54
  17.19.4.  Successors and Assigns                  54
 17.20.  Pronouns                                   54
 17.21.  Resolution of Drafting Ambiguities         54
 17.22.  Conflicts                                  54
 17.23.  Attorneys' Fees; Legal Action              54
  17.23.1.  Attorneys' Fees                         54
  17.23.2.  Legal Action                            55
 17.24.  Exhibits                                   55
 17.25.  Intentionally Omitted                      55
 17.26.  Recourse                                   55
 17.27.  WAIVER OF JURY TRIAL                       56


                     LOAN AGREEMENT


     THIS LOAN AGREEMENT (this "Agreement") is made as of the 7th day of August, 1998, by and between DATRON
RESOURCES INC., a California corporation ("Borrower"), on the one hand, and JACKSON NATIONAL LIFE INSURANCE
COMPANY, a Michigan corporation, on the other hand
("Lender").

                             RECITALS

     This Agreement is made with reference to the following facts:

     A.   Borrower is a corporation which has its
principal place of business at 304 Enterprise Street, Escondido, California 92029. Borrower's sole shareholder is Datron/Transco Inc.

     B. Borrower is the owner of that certain real estate (the "Real Property") located in the City of Simi
Valley, County of Ventura, State of California, consisting of approximately 8.90 acres which is improved with one (1) industrial building containing 111,960 net rentable square feet, consisting of approximately fifty percent (50%) corporate office finish, commonly known as the Datron Transco Building (the "Building"). The Real
Property is more particularly described in Exhibit "A" attached hereto and made a part hereof.

     C.   Borrower desires to refinance the Real
Property and the Building, and to enable it to do so, Borrower desires to borrow from Lender the sum of Three
Million Three Hundred Thousand and No/100 U.S. Dollars
(U.S. $3,300,000.00).

     D.   Lender is willing to lend the sum of Three
Million Three Hundred Thousand and No/100 U.S. Dollars
(U.S. $3,300,000.00) to Borrower upon the terms and subject to the conditions contained herein.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. INCORPORATION OF RECITALS. The above Recitals are incorporated herein by this reference.

2. CERTAIN DEFINED TERMS. The following terms as used herein shall have the following meanings:

     2.1. Affiliated Party shall mean any person or entity who, directly or indirectly, whether by itself or through one or more intermediaries, controls or is controlled by, or is under common control with, Borrower, including but not limited to any entity whose principals are comprised of, identical to, or substantially in common with Borrower, or the principals of Borrower.

     2.2. Agreement shall mean this Agreement, as originally executed or as may be hereafter supplemented or amended from time to time in writing.

     2.3. Application/Commitment shall mean the written application submitted to PPM Finance, Inc. for the Loan
(as defined below) dated April 22, 1998, as modified by handwritten comments thereon and that certain Mortgage
Loan Application Amendment No. 1 - Revised, dated June
1, 1998, and the acceptance thereof as a commitment dated July 1, 1998.

     2.4. Appraisal shall mean an appraisal which: (i) is prepared by an appraiser who (a) is a member of a national appraisal organization that has adopted the Uniform Standards of Professional Appraisal Practice
(USPAP) established by the Appraisal Standards Board of the Appraisal Foundation, and (b) uses the assumptions and limiting conditions established by Lender; and (ii) conforms with Lender's appraisal guidelines and the requirements of the Application/Commitment.

     2.5. Assignment of Leases shall mean that certain document entitled Assignment of Leases, Rents, Issues and Profits of even (or approximately even) date herewith executed by Borrower in favor of Lender, in the form attached hereto as Exhibit "D."

     2.6. Intentionally Omitted.

     2.7. Building Laws shall mean all federal, state and local laws, statutes, regulations, codes, ordinances, orders, rules and requirements applicable to the development, construction, use, operation, management and maintenance of the Property (as defined below), including any and all access, building, zoning, planning, subdivision, fire, traffic, safety, health, labor, discrimination, environmental, air quality, wetlands, shoreline, flood plain laws, regulations and ordinances, including, without limitation, all applicable requirements of the Fair Housing Act of 1988
(as amended), the Americans with Disabilities Act of 1990, as amended and all orders or decrees of any court adopted or enacted with respect thereto applicable to the Project, as any of the same may from time to time be amended, modified or supplemented.

     2.8. Business Day shall mean any day on which (i) dealings in U.S. Dollar deposits between banks may be carried on in New York, New York, and (ii) Lender is open for business at its principal place of business in Chicago, Illinois.

     2.9. Closing Date shall mean the date of the Funding (as defined below) and recordation of the Deed of Trust (as defined below). The Closing Date shall occur no later than August 31, 1998 or such later date as the parties may hereafter agree upon in writing. If the Funding has not occurred on or before August 31, 1998, this Agreement may be declared null, void and of no force or effect, at Lender's sole option.

     2.10.     Deed of Trust shall mean that certain
Deed of Trust, Assignment of Rents and Security
Agreement of even (or approximately even) date herewith, encumbering the Project (as defined below), executed by Borrower, as Trustor, for the benefit of Lender, as Beneficiary, in the form attached hereto as Exhibit "C," granting Lender a first priority lien and security interest in the Project to secure Borrower's payment of the amounts due and performance of the obligations under the Loan Documents (as defined below).

     2.11. Default Rate shall mean a rate per annum equal to the lesser of (i) eighteen percent (18%), or
(ii) the Highest Lawful Rate (as defined in Section
17.7, below).

     2.12. Dollar, Dollars and $ shall mean dollars in lawful currency of the United States of America.

     2.13.     Environmental Indemnity Agreement shall
mean the document entitled Environmental Indemnity
Agreement of even (or approximately even) date herewith executed by Borrower, as "Indemnitor" thereunder, for the benefit of Lender and others, as "Indemnified
Parties" thereunder, in the form attached hereto as Exhibit "G."

     2.14.     ERISA shall mean the Employee Retirement
Income Security Act of 1974, as amended, and the regulations promulgated thereunder from time to time.

     2.15.     Escrow Agent shall mean Chicago Title
Company, 700 South Flower Street, Los Angeles,
California, 90017 Attention:  Laine Cheng.

     2.16.     Event of Default shall mean any one of
the "Events of Default" set forth in Section 13.1, below.

     2.17.     Funding shall mean the advance of the
Loan Amount (as defined below) made by Lender to Borrower pursuant to Section 4, below.

     2.18.     Governmental Approvals shall mean all
required consents, licenses and permits and all other authorizations or approvals relating to the operation of the Project (as defined below) by a Governmental
Authority (as defined below).

     2.19.     Governmental Authority shall mean any
federal, state, county or municipal government, or political subdivision thereof, any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, or public body, or any court, administrative tribunal, or public utility.

     2.20.     Intentionally Omitted.

     2.21. Guaranty shall have the meaning ascribed to it in Section 4.3(c), below.

     2.22.     Hazardous Materials shall have the
meaning ascribed to it in Section 16.2, below.

     2.23. Hazardous Materials Claims shall have the meaning ascribed to it in Section 16.3, below.

     2.24.     Improvements shall mean with respect to
the Real Property (as defined below), all of Borrower's ownership interest in (i) the Building, including all present and future structures, buildings (including roofs and exterior walls), improvements, appurtenances, landscaping, pavement, and fencing, and (ii) fixtures of any kind located on any portion of the Real Property, including all apparatus, equipment, furniture, and appliances located on, in or at the Building, including without limitation, heating and air-conditioning systems, life safety systems, window coverings, drapes and rods, carpeting and floor coverings, as described in Exhibit "B" attached to the Deed of Trust and incorporated herein by this reference, it being intended and agreed that all such items shall be conclusively considered to be a part of the Real Property, whether or not attached or affixed thereto.

     2.25. Interest shall mean Regular Interest (as defined below) or Default Interest (as defined in
Section 5.3, below), as applicable.

     2.26.     Internal Revenue Code shall mean the
Internal Revenue Code of 1986, as amended from time to time, the regulations promulgated thereunder from time to time, and any successor statute.

     2.27.     Laws shall mean collectively, all
federal, state and local laws, statutes, codes, ordinances, orders, rules and regulations, including judicial opinions or precedential authority in the applicable jurisdiction, as any of the same may from time to time be amended, modified or supplemented.

     2.28.     Lien shall mean any lien, mortgage,
pledge, security interest, lease, charge, option or encumbrance of any kind, whether voluntary or involuntary (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to create or give any security interest).

     2.29.     Loan shall mean the loan made by Lender
to Borrower pursuant to the terms of this Agreement, the Note (as defined below) and the other Loan Documents (as defined below).

     2.30.     Loan Amount shall mean the principal
amount of Three Million Three Hundred Thousand and
No/100 U.S. Dollars (U.S. $3,300,000.00).

     2.31.     Loan Closing shall mean the Closing Date.

     2.32.     Loan Documents shall mean and include
this Agreement, the Note (as defined below), the Deed of Trust, the Security Agreement (as defined below), the Assignment of Leases, the Guaranty, the UCC-1 Financing
Statement, the Environmental Indemnity Agreement, the
Subordination Agreement (defined below) and other specific written agreements and instruments by and between Borrower and Lender which evidence, secure or directly relate to the Loan, as originally executed or as any of the same may be hereafter supplemented or amended from time to time in writing.

     2.33.     Loan Fee shall mean a sum equal to the
good faith deposit in the amount of Thirty-Three
Thousand and No/100 U.S. Dollars (U.S. $33,000.00), the commitment fee in the amount of Thirty-Three Thousand and No/100 U.S. Dollars (U.S. $33,000.00), and the rate lock deposit in the amount of Thirty-Three Thousand and No/100 U.S. Dollars (U.S. $33,000.00), all payable as provided in Section 9, below.

     2.34.     Loan Year shall mean any twelve (12)
month period commencing on September 1st in one calendar year and ending on August 31st in the succeeding calendar year. Notwithstanding the foregoing, the first
Loan Year shall mean the period commencing on the date of Funding and ending on August 31, 1999, and the last
Loan Year shall mean the period commencing on September
1, 2007 and ending on the Maturity Date. By way of example, the second Loan Year shall mean the period commencing on September 1, 1999 and ending on August 31, 2000, the third Loan Year shall mean the period commencing on September 1, 2000 and ending on August 31, 2001, and so on.

     2.35.     Maturity Date shall be as defined in
Section 7.1, below.

     2.36.     Note shall mean that certain document
entitled Promissory Note Secured By Deed of Trust to be executed by Borrower payable to the order of Lender in the face amount of Three Million Three Hundred Thousand and No/100 U.S. Dollars (U.S. $3,300,000.00) in the form attached hereto as Exhibit "B."

     2.37.     Payment Date shall mean (i) the date on
which any payment of principal, Regular Interest (as defined below) or Default Interest (as defined herein) is due, or (ii) the Maturity Date, as the context requires.

     2.38.     Permitted Exceptions shall mean those
Liens and other matters with respect to the Real
Property which are described on Exhibit "K" attached hereto and made a part hereof and any such other title exceptions or objections, if any, as Lender may approve in advance in writing.

     2.39.     Phase I Environmental Assessment shall
mean that certain Phase I Environmental Assessment of the Real Property dated as of July 15, 1998, prepared by Versar, Inc.

     2.40.     Project shall mean all of the Real
Property and Improvements, including but not limited to the Building, all rights, privileges, easements, hereditaments and appurtenances, thereunto relating or appertaining, and all personal property, fixtures and equipment required or used (or to be used) for the operation thereof owned by Borrower in which Lender is granted a Lien and/or security interest under any of the Loan Documents.

     2.41.     Real Property shall mean that certain
parcel of real property more particularly described in Exhibit "A" attached hereto and made a part hereof, as well as all entitlements, rights and easements appurtenant thereto.

     2.42.     Regular Interest shall mean interest on
the unpaid principal balance of the Loan at the Regular
Interest Rate (as defined below), as determined pursuant to this Agreement.

     2.43. Regular Interest Payment Date shall mean the first (1st) day of each and every calendar month during the term hereof; provided, however, that if any such date is not a Business Day, the Regular Interest
Payment Date shall be the first (1st) Business Day which precedes the first (1st) day of the calendar month.
Regular Interest shall be payable on each Regular
Interest Payment Date; provided, however, that if the Closing Date falls on any date which is not the first
(1st) day of a calendar month, then the first payment of Regular Interest (which shall be a prorated amount based on the number of days from and including the date of Funding to and excluding the first (1st) Regular
Interest Payment Date occurring after the date of Funding) shall not be made on the first Regular Interest
Payment Date, but shall be due and payable concurrently with the Funding of the Loan. The second payment of Regular Interest shall then be due, according to schedule, on the second Regular Interest Payment Date occurring after the date of the Funding.
Notwithstanding anything in this Agreement to the contrary, no Regular Interest Payment Date may extend beyond the Maturity Date.

     2.44. Regular Interest Rate shall mean interest at an annual rate of six and seventy-six one-hundredths percent (6.76%), as such rate shall be reset in accordance with Section 5.5, below.

     2.45.     Security Agreement shall mean the
document entitled Security Agreement of even (or approximately even) date herewith executed by Borrower in favor of Lender, in the form attached hereto as Exhibit "E."

     2.46.     Subordination Agreement shall mean that
certain Subordination and Attornment Agreement, of even date (or approximately even) herewith, by and among Borrower, Lender and Tenant (defined below) substantially in the form attached hereto as Exhibit
"H."

     2.47. Taxes shall mean taxes, levies, imposts, duties, withholdings or other charges of whatever nature levied, imposed, collected, withheld or assessed by any Government Authority or any political subdivision or taxing authority thereof, other than any such charges on or measured by the net income, net worth or shareholders' capital of Lender.

     2.48.     Tenants shall mean the lessees of the
Building, or any assignee or successor-in-interest thereto.

     2.49.     Title Company shall mean Chicago Title
Company, whose address is set forth in Section 2.15, above.

3.   LOAN AMOUNT.

     3.1. Loan Amount. Subject to the terms and conditions of this Agreement, Lender agrees to lend to Borrower and Borrower agrees to borrow from Lender the Loan Amount for the purpose of refinancing the Project which must be substantially in accordance with the sources and uses statement attached to the Application/Commitment. To further evidence the Loan and/or to secure its payment, Borrower shall execute and deliver to Lender the Loan Documents as required by this Agreement.

     3.2. Borrower's Use of Loan Amount. Borrower shall use the Loan Amount solely and exclusively for the purpose stated in Section 3.1, above and other uses directly related to maintaining, managing, owning and improving the Real Property and/or Improvements, including expenses incurred in connection with obtaining the Loan. Borrower shall not use any portion of the Loan Amount for any purpose not specifically permitted pursuant to this Section 3.2 without the prior written consent of Lender, which consent may be withheld in Lender's sole and absolute discretion.

4.   FUNDING.

     4.1. Amount of Funding. Unless otherwise specifically provided in writing by Lender and Borrower, the Loan shall be funded to Borrower in one funding in an amount equal to the Loan Amount.

     4.2. Procedure for Funding.  So long as (i) no
Event of Default has occurred and/or is continuing hereunder, and (ii) all conditions precedent specified in Section 4.3, below, have been satisfied by Borrower or waived in writing by Lender by no later than one (1) day prior to the Closing Date, Lender shall wire transfer the Loan Amount to the Title Company and shall deliver Lender's closing instructions to the Title
Company and/or the Escrow Agent. The Loan Amount shall be held in escrow by the Title Company until the Loan
Documents have been fully executed by Borrower and have been delivered to Lender, or are held by the Title
Company for delivery to Lender, and all other instructions contained in Lender's closing instructions to the Title Company have been satisfied.

     4.3. Conditions Precedent to Funding. The obligation of Lender to make the Loan is subject to Borrower having satisfied or Lender having waived in writing (each as determined by Lender in its sole and absolute discretion) each of the following conditions precedent at or prior to the Closing Date:

          (a)  Borrower has delivered, or the Title
Company is prepared to deliver to Lender the Note, the Deed of Trust and all other Loan Documents each in form and substance satisfactory to Lender and each duly executed and delivered by Borrower.

          (b)  Title Company is prepared to issue to
Lender with respect to the Real Property an ALTA
Extended-Coverage Lender's Policy of Title Insurance (at
Borrower's sole expense), which policy shall have a liability amount not less than the Loan Amount and shall be subject only to the Permitted Exceptions (the "Title
Policy").  The Title Policy shall (a) be issued in ALTA
(1970) form, or another form accepted and approved by Lender, and (b) include: (i) coverage satisfactory to Lender, including, but not limited to, coverage insuring the priority of the Lien of the Deed of Trust over mechanic's, materialmen's or laborers' liens, notwithstanding the commencement of any work or improvement visible on the Real Property; (ii) endorsements required by Lender; and (iii) coverage and/or direct access reinsurance otherwise required by and satisfactory to Lender.

          (c) Borrower has delivered, has caused to be delivered, or the Title Company is prepared to deliver to Lender a guaranty (the "Guaranty"), executed by an authorized signatory of Datron Systems Incorporated (the
"Guarantor"), as Guarantor for the benefit of Lender with respect to Borrower's obligations hereunder, in the form attached hereto as Exhibit "K."

          (d)  Borrower shall have delivered to Lender
an Urban ALTA/ACSM Land Title Survey of the Real
Property and the Improvements (at Borrower's sole expense) prepared by a professional land surveyor entirely satisfactory to Lender (the "Survey"), which Survey shall be certified to Lender and the Title
Company. In addition, the record legal description of the Real Property must appear on the Survey, and any record easements or servitudes and covenants affecting the Real Property must be plotted thereon. The Survey must (i) be dated no more than sixty (60) days earlier than the Closing Date, (ii) provide evidence satisfactory to Lender that all streets providing access to the Project are dedicated for public use and maintained by the appropriate governmental authority,
(iii) provide evidence that all utilities, including electricity, gas, water and sewage, reach the property by means of valid easements and (iv) be in a form satisfactory to Lender.

          (e)  Lender shall have received (i) a
certified copy of the Articles of Incorporation of Borrower, (ii) a copy of the by-laws of Borrower, (iii) a Certificate of Status for Borrower (evidencing that Borrower is in good standing in California) issued by the Secretary of State of California dated as of a date not earlier than thirty (30) calendar days prior to the Closing Date, and (iv) a list of all officers, directors and shareholders of Borrower with an indication of shares held by each.

          (f)  Lender shall have received a certified
resolution of Borrower's Board of Directors authorizing
(i) the borrowing made by Borrower pursuant to this Agreement, and (ii) the execution and delivery of the Loan Documents by the person(s) signing this Agreement and the other Loan Documents on behalf of Borrower.

          (g) Lender shall have received an opinion of counsel for Borrower and an opinion of counsel for Guarantor both in form and substance acceptable to Lender covering, without limitation, those items set forth in the Application/Commitment.

          (h) Borrower shall have delivered to Lender, at Borrower's sole expense, a UCC lien search on Borrower, Datron Systems Incorporated, and the Building, respectively, for the State of California (Secretary of State's Office) and the County of Ventura which: (i) is prepared by a search company acceptable to Lender; (ii) is dated as of a date not earlier than thirty (30) days prior to the Closing Date; and (iii) reflects no UCC financing liens on the Project other than those previously approved in writing by Lender's counsel.

          (i) Lender shall have received all financial information from Borrower required under the Application/Commitment, or otherwise, and all such information shall be satisfactory to Lender.

          (j)  Lender shall have been provided with
certificates evidencing all the insurance policies on the Project required by Lender pursuant to the Deed of Trust, which policies shall include a standard "Lender's
Loss Payable Endorsement" satisfactory to Lender naming
Lender as an additional insured and mortgagee. The originals of said certificates shall be provided to Lender no later than thirty (30) days after the Closing
Date.

          (k)  Lender shall have received and approved
the Appraisal, which Appraisal shall be subject to, and must satisfy, all of Lender's requirements, as set forth in the Application/Commitment, or otherwise.

          (l)  Borrower shall have delivered to Lender
and Lender shall have approved, the Phase I
Environmental Assessment, which Phase I Environmental
Assessment shall be subject to, and must satisfy, all of the requirements set forth in the Application/Commitment. Borrower shall have also delivered to Lender a fully-executed Environmental
Indemnity Agreement, in form and content identical to that attached hereto as Exhibit "G."

          (m) Borrower shall have caused an engineering inspection of the Real Property and the Improvements to be completed, and delivered to Lender a summary of the findings of such inspection in form and content satisfactory to Lender. Such inspection shall be subject to, and must satisfy, all of the requirements set forth in the Application/Commitment.

          (n)  Borrower shall have caused a seismic
inspection of the Real Property and the Improvements to be completed, and delivered to Lender a summary of the findings of such an inspection in form and content satisfactory to Lender. Such inspection shall be subject to, and must satisfy, all of the requirements set forth in the Application/Commitment.

          (o)  Borrower shall have delivered to Lender
true and complete copies of all leases, subleases, option agreements, management agreements and other rental or occupancy agreements relating to the Property and all amendments or modifications thereto. Borrower also shall have provided or delivered to Lender: (i) a copy of Borrower's proposed form lease, which form lease shall have been approved by Lender; (ii) a copy of the most current financial statement for each lessee, along with financial statements for the prior (3) three years
(if available) for each lessee; (iii) an estoppel certificate and Subordination Agreement from each lessee; and (iv) at least five (5) Business Days prior to Loan Closing, a certified Rent Roll (as defined below) of the Project for the ten (10) days prior to Closing, evidencing that (a) the tenancies generate monthly rental income of at least Fifty-Five Thousand and No/100 Dollars ($55,000.00) (excluding parking); (b) the current occupancy rate is no less than one hundred percent (100%); and (c) the annualized net operating income for the Project is at least Five Hundred Forty
Thousand and No/100 Dollars ($540,000.00).

          (p)  Borrower shall have delivered to Lender
true and complete copies of: (i) paid tax receipts for the two (2) years prior to the year in which the Funding occurs covering Taxes, (ii) a copy of the current tax bill covering Taxes (iii) the most recent rendition of personal property filed with the taxing authority; (iv) an inventory of all tangible personal property and equipment owned by Borrower; (v) a valid Certificate of Occupancy for each element of the Improvements; (vi) all Governmental Approvals; (vii) letters from all utility companies serving the Project that utilities are being provided to the Property; (viii) evidence satisfactory to Lender that the Improvements comply with all applicable zoning laws; and (ix) all other documents reasonably requested and required by Lender.

          (q) Borrower shall have provided Lender with evidence that the annual debt service on the Loan
(calculated by multiplying the monthly payment of principal and interest by twelve (12)) does not exceed
Three Hundred Nineteen Thousand Fifteen and No/100
Dollars ($319,015.00).

          (r)  No Event of Default (and no event which
with the giving of notice, lapse of time or both would constitute an Event of Default) shall have occurred and be continuing on the Closing Date. All the representations and warranties made by Borrower in this Agreement and in the Deed of Trust shall have been true and correct when made and shall be true and correct in all material respects as if made on the Closing Date.
All the covenants of Borrower contained herein, in the Deed of Trust or in any one or more of the other Loan
Documents shall have been fully satisfied by Borrower or waived in writing by Lender on or prior to the Closing
Date.

          (s)  Lender shall have received such other
approvals, opinions and documents as it may reasonably request.

5.   REGULAR INTEREST; DEFAULT INTEREST.

     5.1. Accrual; Payment. Regular Interest on the outstanding principal of the Loan shall accrue from the date of the Funding at the applicable Regular Interest
Rate. Payments of Regular Interest shall be made by Borrower on each and every Regular Interest Payment Date during the term of the Loan; provided, however, that if the Closing is on a day other than the first day of a calendar month, the first payment of Regular Interest shall be made in advance on the Closing Date, as described in Section 6.1, below.

     5.2. Limitations on Regular Interest Payment Date.

          5.2.1.    Each Regular Interest Payment Date
for the Loan which would otherwise fall on a day which is not a Business Day shall be on the first (1st)
Business Day which precedes the first (1st) day of the calendar month.

          5.2.2.    No Regular Interest Payment Date may
extend beyond the Maturity Date.

     5.3. Default Interest Rate. After the occurrence of an Event of Default and until such Event of Default has been cured, any and all amounts payable under this Agreement, the Note, the Deed of Trust or the other Loan
Documents shall bear interest at the Default Interest
Rate ("Default Interest").

     5.4. Computation.  All computations of Regular
Interest and Default Interest shall be made on the basis of a thirty (30) day month, a three hundred sixty (360) day year and a twenty (20) year amortization. Regular
Interest or Default Interest, as the case may be, shall be computed by multiplying the Regular Interest Rate or Default Interest Rate, as applicable, by a fraction, the numerator of which shall be equal to the number of days that have elapsed during the period for which such computation is made (including the first day of such period but excluding the last day of such period) and the denominator of which shall be three hundred sixty
(360), unless such computation shall result in a Regular
Interest Rate or Default Interest Rate higher than the
Highest Lawful Rate (as defined below in Section 17.7), in which event the Regular Interest Rate or Default
Interest Rate, as applicable, shall be the Highest
Lawful Rate. Regular Interest and Default Interest shall not be compounded.

     5.5. Reset of Regular Interest Rate. Commencing on the first (1st) day of the sixth (6th) Loan Year (to wit, September 1, 2003) (the "Reset Date"), Lender shall reset the Regular Interest Rate to a new variable rate
(the "Reset Rate"), as set forth below in this Section
5.5. Lender, sometime during the period commencing on January 1, 2003 and ending on March 31, 2003, shall provide Borrower with written notice (the "Reset
Notice") specifying the applicable interest rate spread
(the "Spread") over the ninety (90) day LIBOR Index, as listed in the "Money Rates" column in the "Money and Investing" section of the Wall Street Journal, as published on the Business Day prior to the applicable
Adjustment Date (defined below), or if such Index is then no longer published daily therein, then as available through Bloomberg, L.P. or a similar service designated by Lender in Lender's sole and absolute discretion (the "Index"). The Spread shall be determined by Lender in Lender's sole and absolute discretion. The Reset Rate shall be adjusted as of the last Business Day of each calendar quarter (with each such date herein being referred to as an "Adjustment
Date"). Following each Adjustment Date, the monthly payment, as set forth in Section 6, below, shall be adjusted accordingly, with the principal amortization schedule remaining unchanged. As Regular Interest is paid in arrears, the monthly payment will not be adjusted until the first (1st) calendar day of the month following each Adjustment Date. Lender, during the first (1st) two (2) weeks of June, 2003, shall calculate and notify Borrower of the initial Reset Rate which shall apply as of first (1st) day of the sixth (6th)
Loan Year (to wit, September 1, 2003). If Borrower elects to accept the Reset Rate, it shall provide written notice to Lender of its acceptance no later than June 30, 2003. If Borrower fails to provide such notice to Lender or elects not to accept the Reset Rate, the Loan shall be due and payable, without any Prepayment
Premium (as defined in Section 6.2, below), on or before September 1, 2003. If Borrower elects to accept the
Reset Rate, the Reset Rate, as adjusted pursuant to this
Section 5.5 and subject to Section 17.7, below, shall become the Regular Interest Rate for the remainder of the Loan commencing on the Reset Date.

     5.6. Survival of Note and Other Loan Documents. It is the intention of Lender and Borrower that this Agreement and the Note shall remain in full force and effect and shall continue to be secured by the Loan
Documents (except for the Environmental Indemnity
Agreement, which shall be unsecured) until all obligations of Borrower to Lender under this Agreement, including, but not limited to this Section 5, have been fully satisfied. Notwithstanding any other provision of any of the Loan Documents, the Loan Documents and any other security for this Agreement and/or the Note shall continue in full force and effect, and Borrower shall have no right to a release of any security for this Agreement and/or the Note until all of Borrower's obligations under the Note, this Agreement (including but not limited to, this Section 5) and the other Loan
Documents (other than the Environmental Indemnity
Agreement) have been paid and performed in full. Once all of Borrower's obligations under the Note, this Agreement (including but not limited to this Section 5) and the other Loan Documents (other than the Environmental Indemnity Agreement) have been paid and performed in full, Lender shall release all security for this Agreement, including but not limited to having the Trustee (as that term is defined in the Deed of Trust) reconvey the Project to Borrower.

6.   PAYMENT.

     6.1. Amortized Payments. Borrower shall make monthly payments of principal and Regular Interest, in arrears, on each and every Regular Interest Payment Date during the term of the Loan without set-off, deduction, demand or notice of any kind or nature whatsoever;
provided, however, that if the Closing Date falls on any date which is not the first (1st) day of a calendar month, then the first (1st) payment of Regular Interest
(which shall be a pro-rated amount of Regular Interest only based on the number of days from and including the date of Funding to the first (1st) Regular Interest
Payment Date following the date of Funding), shall be made on the date of Funding (and, at Lender's sole option, deducted from the Loan Amount), and the first amortized payment of principal and Regular Interest shall be due on the second Regular Interest Payment Date following the date of Funding. Borrower's monthly payments of principal and Regular Interest shall be calculated on the basis of a three hundred sixty (360) day year and a twenty (20) year amortization, as described in Section 5.4, above, and, as applicable, shall adjust as the Regular Interest Rate adjusts, as set forth in Section 5.5, above. On the Maturity Date, the entire outstanding principal balance of the Loan, together with any and all accrued and unpaid Regular
Interest, and all other amounts, of any kind or nature whatsoever, owing by Borrower to Lender under the Loan
Documents shall be fully due and payable to Lender.

     6.2. Prepayment.

          6.2.1.    Prepayment Not Allowed.  This Loan
may not be prepaid during the first (1st) Loan Year.

          6.2.2.    Prepayment Allowed.

               6.2.2.1.  Second (2nd) Through Fifth
(5th) Loan Years. During the period commencing on the first (1st) day of the second Loan Year and ending on the last day of the fifth (5th) Loan year, Borrower may prepay the Loan in whole or in part upon payment to Lender of a prepayment premium equal to the greater of
(i) one percent (1%) of the prepaid amount, or (ii) an amount calculated at the time of prepayment using a formula designed to compensate Lender for the loss of its performing Loan ("Yield Protection Payment"). This
Yield Protection Payment will be calculated by (a) assuming reinvestment of the prepaid amount in U.S.
Treasury securities with maturities as close as practicable to the Maturity Date, (b) assuming conversion of the Note to a bond-equivalent, interest-only note without changing its interest rate, and (c) determining the present value of the difference between the two assumed interest-payment streams, using the yield of the assumed reinvestment as the discount rate.
Borrower agrees that Lender shall not be obligated to actually reinvest the amount prepaid in any Treasury obligations as a condition precedent to receiving the Prepayment Premium hereunder.

               6.2.2.2.  Sixth (6th) Loan Year.  During
the sixth (6th) Loan Year, Borrower may prepay the Loan in whole or in part upon payment to Lender of a prepayment premium equal to two percent (2%) of the prepaid amount.

               6.2.2.3.  Seventh (7th) Loan Year Through
Date Ninety (90) Days Prior to Maturity Date. During the period commencing on the first (1st) day of the seventh (7th) Loan Year and ending on the date which is ninety (90) days prior to the Maturity Date, Borrower may prepay the Loan in whole or in part upon payment to Lender of a prepayment premium equal to one percent (1%) of the prepaid amount.

               6.2.2.4.  Ninety (90) Day Period
Immediately Preceding Maturity Date.  During the ninety
(90) day period immediately preceding the Maturity Date, Borrower may prepay the Loan in full without any prepayment premium.

               6.2.2.5.  Partial Prepayment.
Notwithstanding the foregoing, during each of the first five (5) Loan Years, Borrower may prepay up to ten percent (10%) of the then outstanding balance of the Loan (on a non-cumulative basis) upon payment of a prepayment premium equal to one percent (1%) of prepaid amount in each such year. Thereafter, during each of the remaining Loan Years, Borrower may prepay up to ten percent (10%) of the then outstanding balance of the Loan (on a non-cumulative basis) without any prepayment premium.

               Any prepayment premium required to be
paid by Borrower pursuant to this Section 6.2.2 shall hereinafter be referred to as a "Prepayment Premium."
No Prepayment Premium will be charged on amounts attributable to insurance or condemnation proceeds applied to reduce the principal balance of the Loan.

          6.2.3.    Prepayment Premium Upon
Acceleration.

               6.2.3.1. During the First (1st) Loan
Year.  Following an Event of Default during the first
(1st) Loan Year, including but not limited to any transfer or conveyance of any right, title or interest in the Real Property and/or Improvements encumbered by the Deed of Trust, which gives Lender the right to accelerate the maturity of the Note pursuant to the terms of the Deed of Trust, if Lender elects to accelerate the maturity of the Note, Borrower agrees to pay, as an additional amount to be secured by the Deed of Trust, the greater of (i) the Prepayment Premium, and
(ii) ten percent (10%) of the principal amount due on the date of the Event of Default (the later being the "Acceleration Prepayment Premium").

               6.2.3.2. After the First (1st) Loan Year.
Following an Event of Default after expiration of the first (1st) Loan Year, including but not limited to any transfer or conveyance of any right, title or interest in the Real Property and/or Improvements encumbered by the Deed of Trust, which gives Lender the right to accelerate the maturity of the Note pursuant to the terms of the Deed of Trust, if Lender elects to accelerate the maturity of the Note, Borrower agrees to pay, as an additional amount to be secured by the Deed of Trust, the Prepayment Premium which would be applicable had Borrower elected to prepay the Loan on the date of the Event of Default, as set forth in
Section 6.2.2, above.

          6.2.4.    Waiver.  By initialing this
subsection below, Borrower expressly waives any right under California Civil Code 2954.10 or otherwise to prepay the Loan, in whole or in part, without paying the applicable Prepayment Premium or Acceleration Prepayment
Premium, as hereinabove set forth. Borrower acknowledges that prepayment or acceleration of the Loan may result in Lender incurring additional costs
(including lost opportunity costs), expenses or liabilities. Borrower therefore agrees that the Prepayment Premium or, as applicable, the Acceleration
Prepayment Premium represents a reasonable estimate of the prepayment costs, expenses or liabilities Lender may suffer on a prepayment or acceleration. Borrower agrees that Lender's willingness to offer the Regular Interest
Rate to Borrower is sufficient and independent consideration, given individual weight by Lender, for this waiver. Borrower understands that Lender would not offer the Regular Interest Rate to Borrower absent this waiver.

     6.3. Treatment of Payments. All payments of principal, interest, Late Charge (as defined below), Prepayment Premium and Acceleration Prepayment Premium, if any, due under this Agreement or the Note shall be paid to Lender by wire transfer of immediately available funds to such bank or place, or in such other manner, as Lender may from time to time designate. If such payment is received by Lender (or Lender's designee) at or before 2:00 p.m., such payment will be credited to Borrower's account as of the date on which received. If such payment is received by Lender (or Lender's designee) after 2:00 p.m., such payment will be credited to Borrower's account on the business day next following the date on which received. Each installment payment under this Agreement shall be applied in the following order of priority: (i) first, to any costs or expenses for which Borrower is liable hereunder or under the other Loan Documents, including any unpaid Late Charge;
(ii) second, to fees dues to Lender, if any; (iii) third, to accrued and unpaid Default Interest, if any;
(iv) fourth, to accrued and unpaid Regular Interest; and
(v) to unpaid principal.

     6.4. No Set-Off.  Each payment of principal,
Interest or other amount payable by Borrower under this Agreement, the Note or any other Loan Document shall, to the extent permitted by applicable law, be made without set-off or counterclaim and free and clear of, and exempt from, and without deduction or withholding for or on account of, any present or future Taxes levied, imposed, collected, withheld or assessed by any Governmental Authority or any political subdivision or taxing authority thereof. Borrower shall indemnify
Lender against any such Taxes (other than Taxes on the overall net income of Lender imposed by any taxing authority) which may be assessed against Lender or claimed or demanded from Lender in respect of any amount payable by Borrower hereunder (including, without limitation, all amounts paid pursuant to this Section
6.4 or in respect of the Funding), and against any costs, charges, expenses or liability arising out of or in respect of any such assessment, claim or demand.

     6.5. Late Charges. If any installment payable hereunder shall not be received by Lender within ten
(10) calendar days of the date such installment is due, irrespective of whether such failure constitutes an Event of Default under Section 13.1, below, then Lender shall have the option, subject to the provisions of
Section 17.7, below, to charge Borrower a late payment charge ("Late Charge") of five percent (5%) of the amount of each installment overdue. The parties hereby recognize that the Late Charge is a reasonable approximation of the additional administrative costs, collection costs and other direct and indirect costs which may be sustained by Lender as a result of the failure of Borrower timely to pay amounts due hereunder.
This Section 6.5 and the amount for which it provides, shall not limit Lender's right under this Agreement, the Note, the Deed of Trust or otherwise, to compel prompt performance thereunder. Borrower's failure to collect such Late Charge shall not constitute a waiver of Lender's right to require payment of such Late Charge for past or future defaults. The Late Charge shall be in addition to all other rights and remedies available to Lender upon the occurrence of a default under the Loan Documents. BORROWER ACKNOWLEDGES AND AGREES THAT
IT WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO FIX
THE ACTUAL DAMAGES RESULTING FROM BORROWER'S FAILURE TO
PAY AMOUNTS WHEN DUE AND THEREFORE, SUBJECT TO THE
PROVISIONS OF SECTION 17.7, HEREOF, SHALL PAY SUCH LATE
CHARGE NOT AS A PENALTY, BUT FOR THE PURPOSE OF
DEFRAYING THE EXPENSES INCIDENT TO SERVICING THE LOAN
AND HANDLING AMOUNTS PAST DUE.  FURTHER, BORROWER AGREES
THAT A CHARGE OF FIVE PERCENT (5%) OF EACH DELINQUENT
PAYMENT HEREUNDER IS A REASONABLE ESTIMATE OF THE
DAMAGES TO LENDER.  THE LATE CHARGES SHALL BE PAYABLE BY
BORROWER WITHOUT PREJUDICE TO THE RIGHTS OF LENDER TO
COLLECT ANY OTHER AMOUNTS TO BE PAID UNDER THIS NOTE OR
THE DEED OF TRUST (INCLUDING, WITHOUT LIMITATION,
LENDER'S RIGHT TO COLLECT DEFAULT INTEREST).

7.   MATURITY DATE.

     7.1. Maturity Date.  Assuming no acceleration by
Lender and no prepayment in full of the Loan, the Maturity Date of the Note is September 1, 2008. On the applicable Maturity Date, Borrower shall pay to Lender the entire outstanding principal, accrued and unpaid
Interest and any and all other outstanding charges, fees or amounts owing to Lender by Borrower hereunder, under the Note and any other sums due under any of the other
Loan Documents.

     7.2. Right to Accelerate Maturity Date.

          7.2.1.    Lender's Option to Accelerate.
Lender shall have the right and option to accelerate the Maturity Date if Borrower commits an Event of Default under this Agreement, or otherwise defaults (after applicable cure periods) in the payment or performance of any of Borrower's obligations under any of the Loan
Documents.

          7.2.2.    Sale or Further Encumbrance.
Subject to Section 7.2.3, below, if, during the term of the Loan, Borrower sells, conveys, assigns or otherwise transfers (hereinafter collectively referred to as a "Sale") or further pledges, mortgages or otherwise encumbers (hereinafter collectively referred to as an "Encumbrance") all or any part of the Real Property and/or Improvements, whether any such Sale or Encumbrance occurs directly or indirectly, voluntarily or involuntarily, or by operation of law, without the prior written consent of Lender (which may be withheld in Lender's sole and absolute discretion), an Event of Default shall be deemed to have occurred and Lender may, at its sole option, elect to accelerate all sums due under the Loan. Borrower shall pay Lender's out-of-pocket expenses incurred in connection with the review of any transfer for which Borrower requests consent pursuant to this Section 7.2.2.

          7.2.3.    Change in Ownership.  If, during the
term of the Loan, Borrower, or any partner, member or shareholder of Borrower sells, conveys, transfers or otherwise vests any direct or indirect interest in Borrower, without the prior consent of Lender, (which
Lender may withhold at its sole discretion), an Event of Default shall be deemed to have occurred and Lender may, at its sole option, elect to accelerate all sums due under the Loan. Borrower shall remain at all times during the term of the Loan a wholly-owned subsidiary of Datron/Transco, Inc. ("DTI"), Datron Systems
Incorporated ("DSI") or any other wholly-owned subsidiary of either DTI or DSI.

Notwithstanding the foregoing, the ownership interest in Borrower may be sold to any person or entity in connection with a transaction whereby such person or entity acquires all or a substantial part of DTI or DSI
("Pre-approved Transfer"); provided, that, in the event of a Pre-approved Transfer, Borrower shall provide
Lender, within fifteen (15) days of such Pre-approved
Transfer, copies of any and all documents evidencing the Pre-approved Transfer. Borrower shall pay Lender's out-of-pocket expenses incurred in connection with the review of any sale, conveyance, transfer or other vesting pursuant to this Section 7.2.3.

8. LOAN DOCUMENTS. To evidence and/or secure the payment to Lender of all sums due or to become due under this Agreement and the Note, Borrower shall execute and deliver or cause to be executed and delivered to Lender, among other things, the following documents and instruments:

     (a) the Note, substantially in the form attached hereto as Exhibit "B;"

     (b) the Deed of Trust, substantially in the form attached hereto as Exhibit "C;"

     (c)  the Assignment of Leases, substantially
in the form attached hereto as Exhibit "D;"

     (d) the Security Agreement, substantially in the form attached hereto as Exhibit "E;"

     (e)  UCC Financing Statements, each in the
form attached hereto as Exhibit "F;"

     (f)  an Environmental Indemnity Agreement,
substantially in the form attached hereto as Exhibit "G;"

     (g)  the Subordination Agreement,
substantially in the form attached hereto as Exhibit "H;"

     (h) A Borrower's affidavit containing certain warranties and representations by Borrower;

     (i) an Estoppel Certificate, substantially in the form attached hereto as Exhibit "I" from each Tenant;

     (j) A Guaranty, substantially in the form attached hereto as Exhibit "K;"

     (k) A certificate regarding personal property containing certain warranties and representations by Borrower regarding the personal property included in the Project; and

     (l) Such other papers and documents as may be required by this Agreement, the
Application/Commitment or as Lender may
reasonably require.

The Loan Documents shall create in favor of Lender a perfected first-lien encumbrance or security interest in the Project and any other collateral covered thereby.

9. LOAN FEE. As consideration to Lender for its commitment to make the Loan, Borrower has heretofore paid to Lender a Loan Fee in the amount of Ninety-Nine
Thousand and No/100 U.S. DOLLARS (U.S. $99,000.00) (as described more fully in Section 2.33 above). On the Closing Date, Lender shall refund the entire Loan Fee to Borrower, less all of Lender's out-of-pocket expenses and costs expended in connection with the Loan
("Costs"), which Costs shall include, but not be limited to, fees and expenses for Lender's outside counsel, title insurance charges and premiums, survey costs, transfer or recording taxes and fees; provided, however, Lender may, in its sole discretion, withhold a reasonable portion of the Loan Fee to be refunded so that Lender may pay all invoices in respect of Costs received after the Closing Date.

10. REPRESENTATIONS AND WARRANTIES. To induce Lender to execute this Agreement and perform the obligations of Lender hereunder, Borrower hereby represents and warrants for the benefit of Lender as of the date hereof as follows:

     10.1. Title. Borrower has all power, authority and legal right and all necessary Governmental Approvals to own the Project and to create a Lien on and security interest in the Project pursuant to the Loan Documents to be executed and delivered by Borrower, and to execute and deliver to Lender this Agreement, the Note, the other Loan Documents and any other documents or instruments contemplated herein or therein to be executed and delivered by Borrower, and to observe and perform the provisions hereof and thereof. To the best of Borrower's knowledge after due investigation, each of the Tenants have all power, authority and legal right and all Governmental Approvals required to operate the Building in compliance with applicable law.

     10.2.     No Litigation.  Except for claims fully
covered by insurance, where the insurance company is defending such claims and such defense is not being provided under a reservation of rights, and except as disclosed in writing to Lender prior to the date hereof, there is no pending litigation or unsatisfied judgment entered of record against the Borrower or the Project.
No litigation or proceedings are pending, or to Borrower's knowledge are threatened, against any Affiliated Party which might affect: (i) the validity or priority of the lien of the Deed of Trust; (ii) the ability of Borrower or Guarantor hereof to perform their respective obligations pursuant to and as contemplated by the terms and provisions of this Agreement and the other Loan Documents; or (iii) materially the operations or financial condition of the Project, Borrower, or any Affiliated Party.

     10.3.     Due Authorization.  Borrower is a
corporation duly organized under the laws of California and validly existing under the laws of the State of California. The execution and delivery of the Loan
Documents and all other documents executed or delivered by or on behalf of Borrower and pertaining to the Loan have been duly authorized or approved by Borrower and, when executed and delivered by Borrower or when caused to be executed and delivered on behalf of Borrower, will constitute the legal, valid and binding obligations of the obligor thereon, enforceable in accordance with their respective terms except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditor's rights, and the payment or performance thereof will be subject to no offsets, claims or defenses of any kind or nature whatsoever.

     10.4.     Breach of Laws or Agreements.  Neither
the execution, delivery or performance of this Agreement, the Note, the other Loan Documents, or any other documents or instruments contemplated herein or therein to be executed and delivered by Borrower, the consummation of the transactions contemplated hereby or thereby, nor compliance with the provisions hereof and thereof, will conflict with or result in a breach of (i) any of the provisions of any applicable license, permit, statute, ordinance, law, judgment, order, writ, injunction, decree, rule or regulation of any court, administrative agency or other governmental authority,
(ii) any determination or award of any arbitrator, (iii) any agreement or instrument to which Borrower or any Guarantor is a party or by which it or any of the Project is bound, (iv) any of the provisions of Borrower's bylaws or other governing documents or resolutions, or shareholders' agreements, or constitute a default under any thereof, or (v) result in the creation or imposition of any lien, charge or encumbrance upon the Project, except as permitted by the Loan Documents and the other documents and instruments contemplated herein and therein to be executed and delivered by Borrower.

     10.5. Leases. Borrower and its agents have not entered into any leases or other arrangements for the occupancy of all or any portion of the Project other than leases shown on the most recent rent roll furnished to Lender (the "Rent Roll"). All leases disclosed on the Rent Roll are in full force and effect and to Borrower's knowledge, there are no existing defaults thereunder other than as disclosed in writing to Lender.

     10.6. Condemnation. (i) No condemnation of any portion of the Project, (ii) no condemnation or relocation of any roadways abutting the Project, and
(iii) no denial of access to the Project from any point of access to the Project, has commenced or, to Borrower's knowledge, is contemplated by any Governmental Authority.

     10.7. Consents and Taxes. No consent, approval or other authorization of or by any court, administrative agency or other Governmental Authority is required in connection with the execution, delivery, performance, or consummation of the transactions contemplated by this Agreement, or the Loan Documents to be executed and delivered by Borrower. Borrower has filed all tax returns required to be filed by it and is not in default in the payment of any Taxes levied or assessed against it, any of its assets or any of the Project.

     10.8.     Condition of Improvements.  To the best
of Borrower's knowledge after diligent investigation and inquiry, the foundations and structure of the Improvements are structurally sound, and the various mechanical systems have adequate capacities for the purposes for which the Improvements are to be used and are in good working condition. To the best of Borrower's knowledge after diligent investigation and inquiry, the Improvements were built in substantial compliance with applicable plans and specifications furnished to the Lender's engineering consultant, and the Improvements are in full compliance with all applicable Building Laws, including without limitation the Americans With Disabilities Act of 1990 and all laws relating to sprinklers. The Building has a clear height of twenty-six (26) feet and contains three (3) grade level doors and one (1) dock high door. To the best of Borrower's knowledge after diligent investigation and inquiry, certificates of occupancy with respect to the Improvements, and any other certificates which may be required to evidence compliance with building codes and permits and approval for full occupancy of the Improvements and all installations therein have been issued by all appropriate authorities. Borrower has no knowledge of required capital expenditures or deferred maintenance other than those that would be normally expected for a building of similar age and type. No notice of violation of any Building Law has been received. No construction or other work has commenced nor shall any construction or other work be commenced on the Real Property and/or Improvements prior to the Closing Date which has resulted or could result in mechanics', materialmen's or laborers' lien claims on the Project prior to the lien of the Deed of Trust.

     10.9.     Information Correct.  All financial
statements furnished to Lender by Borrower, Guarantor or any Affiliated Party fairly present the financial condition of such persons or entities and were prepared in accordance with generally accepted accounting principles consistently applied. All other information previously furnished by Borrower, Guarantor or any Affiliated Party to Lender in connection with the Loan is true, complete and correct in all respects except as otherwise disclosed to Lender in writing and does not fail to state any material fact necessary to make the statements made not misleading. Neither Borrower nor Guarantor has misstated or failed to disclose to Lender any material fact relating to: (i) the condition, use or operation of the Project; (ii) the status or any material condition of any tenant or lease at the Project known to it; (iii) Borrower; (iv) Guarantor; or (v) the litigation disclosure provided by Borrower and Guarantor, except as disclosed in writing to Lender prior to the date hereof.

     10.10.  Material Adverse Change.  No material
adverse change in the operations or financial condition of Borrower, Guarantor or any Affiliated Party has occurred since the respective effective dates of its/their financial statements previously submitted to Lender, and no material adverse change in the condition
(physical or otherwise) of the Project has occurred since the date of the Application/Commitment.

     10.11. Solvency. Neither Borrower nor Guarantor is (i) currently insolvent on a balance sheet basis, or
(ii) currently unable to pay its debts as they come due;
and no bankruptcy or receivership proceedings are contemplated or pending as to any of them.

     10.12. Zoning. The use of the Project (including contemplated accessory uses) does not violate (i) any Law (including subdivision, zoning, building, environmental protection and wetlands protection Laws), or (ii) any restrictions of record, or any agreement affecting the Project or any part thereof. Without limiting the generality of the foregoing, Borrower has complied with all Governmental Approvals. The Project includes parking for three hundred twelve (312) vehicles, which parking complies with all applicable zoning ordinances and tenant lease requirements.

     10.13. Utilities. The Project has adequate water, gas and electrical supply, storm and sanitary sewerage facilities, other required public utilities, fire and police protection, and means of appropriate access between the Project and public highways.

     10.14.  Brokerage Fees.  No brokerage fees or
commissions are payable by or to any person in connection with this Agreement or the Loan to be disbursed hereunder other than fees payable to Sunrise
Mortgage and Investment Company, which fees shall be paid by Borrower.

     10.15.  Encroachments.  No building or other
Improvement on the Real Property encroaches upon any building line, setback line, side yard line, or any recorded or visible easement (or other easement of which Borrower has knowledge with respect to the Real
Property), except as shown on the Survey.

     10.16.  Separate Parcel.  The Project is taxed
separately without regard to any other property and for all purposes the Project may be mortgaged, conveyed, and otherwise dealt with as an independent parcel.

     10.17.  ERISA.  The assets of Borrower are not
"plan assets" of any employee benefit plan covered by ERISA or 4975 of the Internal Revenue Code. The transactions contemplated by this Agreement by or with Borrower are not in violation of state statutes regulating investments of and fiduciary obligations with respect to "governmental plans," as defined in 3(32) of ERISA.

     10.18.  No Default.  No Event of Default has
occurred and is continuing.

     10.19.  Trade Name; Principal Place of Business.
Borrower uses no trade name other than its actual name set forth herein. The principal place of business of Borrower is as stated in Section 17.3, below.

     10.20. FIRPTA. Borrower is not a "foreign person" within the meaning of 1445 or 7701 of the Internal
Revenue Code.

     10.21. RICO. Borrower has not been charged with nor, to its knowledge, is it under investigation for, possible violations of the Racketeer Influenced and Corrupt Organizations Act, the Continuing Criminal
Enterprise Act, the Controlled Substance Act of 1978, or similar laws providing for the possible forfeiture of any of its respective assets or properties.

     10.22. No Casualty. No part of the Project have been damaged by fire or other casualty except as disclosed in writing to Lender.

     10.23.  Hazardous Materials.  Borrower represents
(i) that to the best of its knowledge following inquiry as a duly diligent property owner, (a) the Project has been and is free from contamination by Hazardous
Materials and petroleum products (including, without limitation, asbestos in any form, urea formaldehyde, polychlorinated biphenyls, underground storage tanks, atmospheric radon at levels over four (4) picocuries per cubic liter and any other substances exposure to which is prohibited, limited or regulated by any federal, state, county, regional or local authorities or which pose a hazard to public health), and (b) no release of any such Hazardous Materials or petroleum product has occurred on or about the Project, (ii) that the Project currently complies, and will comply based on its anticipated use, with all legal requirements relating to the environment and the Hazardous Materials Laws, (iii) that, in connection with the ownership, operation, and use of the Project, all necessary notices have been filed and all required permits, licenses and other authorizations have been obtained, including, without limitation, those relating to the generation, treatment, storage, disposal or use of the Hazardous Materials and petroleum products, and (iv) that to the best of Borrower's knowledge following inquiry as duly diligent property owner, there is no present, past or threatened investigation, inquiry or proceeding relating to the environmental condition of, or to the events, on or about the Project.

11. BORROWER'S COVENANTS. In addition to the other covenants and undertakings herein contained, Borrower hereby covenants and agrees with Lender from and after the date hereof and during the term of this Agreement, as follows:

     11.1.     Escrow Deposits.

          11.1.1.   Unless specifically waived by a
separate written agreement, Borrower shall deposit monthly with Lender a sum equal to one twelfth (1/12) of the amount estimated by Lender to be required to pay on an annual basis, at least thirty (30) days prior to their respective due dates, for Taxes, assessments, ground rent and insurance premiums for the Project (the
"Escrow Account"). Lender shall not pay interest on or segregate the Escrow Account unless required to do so under applicable law. If applicable law requires Lender to segregate the Escrow Account, Borrower shall execute such documents as Lender, in its sole discretion, deems necessary to perfect its security interest in the Escrow
Account. On the Closing Date, Borrower shall make an initial deposit with Lender of a sum equal to one-twelfth (1/12) of the estimated annual property taxes and assessments, a sum equal to one-twelfth (1/12) of the annual ground rent, if applicable, and a sum equal to one-twelfth (1/12) of the estimated annual insurance premiums, multiplied by the number of months elapsed in the respective billing periods.

          11.1.2.   The Escrow Account is hereby pledged
as additional security for the Loan, shall be held to be irrevocably applied for the purposes for which made hereunder and shall not be subject to the direction or control of Borrower; provided, however, that neither
Lender nor any depository holding such funds shall be liable for any failure to apply to the payment of taxes, assessments, ground rent or insurance premiums any amount so deposited unless (i) Borrower shall have requested Lender or said depository in writing to make application of such funds to the payment of the particular taxes, assessments, ground rent or insurance premiums as the case may be, accompanied by the bills therefor, (ii) there shall exist no Event of Default hereunder or under any of the Loan Documents, (iii) there are sufficient funds in the Escrow Account to pay the particular taxes, assessments, ground rent or insurance premiums and (iv) following payment of such taxes, assessments, ground rent or insurance premiums, the Escrow Account will be "in balance" in the reasonable opinion of Lender.

          11.1.3.   Notwithstanding the foregoing,
Lender hereby waives the deposit and escrow requirements set forth above in this Section 11.1.1, unless: (i) an Event of Default exists under any of the Loan Documents;
(ii) Borrower fails to comply with all of Lender's insurance requirements, as set forth in Section 11.3.1, below; (iii) Borrower fails to pay the required monthly payment of principal and interest as and when due more than three (3) times in any twelve (12) month period; or
(iv) Borrower fails to provide evidence to Lender of Borrower's payment, at least ten (10) days prior to their respective due dates, of any such Taxes, assessments, ground rent and insurance premiums for the Project. Without limiting the foregoing, Borrower shall be liable for the payment of all insurance premiums, taxes, assessments, ground rent or any other lienable impositions as required under the Loan Documents, including, without limitation, any such Taxes, assessments, ground rent, insurance premiums or any other lienable impositions which Lender pays prior to taking title to the Project (or any portion thereof) or which remain unpaid after Lender takes title to the Project (or any portion thereof), and Lender shall not be required to establish that it incurred any loss or damage prior to seeking recourse in connection therewith.

     11.2. Payment of Taxes. Borrower agrees to pay prior to the date when delinquent all general, special and supplemental Taxes, including, without limitation, all non-governmental levies and assessments such as maintenance charges, owner association dues and charges, and assessments, fees, levies and charges resulting from covenants, conditions and restrictions affecting the Project, which are assessed against or imposed upon the Project, or become due and payable with respect to the Project, or which create or are secured by a lien upon the Project (all of such Taxes, assessments, fees, levies and charges are hereinafter collectively referred to as "Impositions"). For the purposes of this Section
11.2, "Impositions" shall specifically exclude (i) any such Taxes or withholdings imposed on interest income under 871 or 881 of the Internal Revenue Code or any corresponding provisions of succeeding laws or similar state laws, and (ii) any amounts required to be withheld under 1441 or 1442 of the Internal Revenue Code to collect any Taxes described in this Section 11.2.
Borrower shall, promptly upon receipt, furnish to Lender all official receipts evidencing payment of any such Impositions (which shall be either originals, duplicate originals or copies duly certified or authenticated).
Lender may, but is not required to, pay at any time and from time to time any amount in respect of such Impositions in which event Borrower shall, in each instance, reimburse Lender on demand therefor and pay to Lender the additional amounts specified above.

          Borrower shall have the right before any delinquency occurs to contest in good faith the amount or validity of any Imposition by appropriate legal proceedings; provided, any such contest by Borrower shall not in any way release, modify or extend
Borrower's obligation to pay an Imposition at the time and in the manner provided in this Section 11.2, unless
Borrower gives prior written notice to Lender of Borrower's intent to contest the Imposition, and, at Lender's sole option, (i) Borrower demonstrates to Lender's reasonable satisfaction that the contest proceedings shall conclusively operate to prevent the sale of the Project or to stay payment of the Imposition prior to final determination of the proceedings, or
(ii) Borrower furnishes a good and sufficient bond or other security for payment as requested by and reasonably satisfactory to Lender and which security is permitted by law to accomplish a stay of payment of the Imposition. At the conclusion of such proceedings, Borrower shall pay the Imposition as determined in such proceedings. If Borrower fails to commence such contest or, having commenced to contest the same, and having deposited such security required by Lender for its full amount, shall thereafter fail to prosecute such contest in good faith or with due diligence, or, upon adverse conclusion of any such contest, shall fail to pay such Imposition, Lender may at its election (but shall not be required to), pay and discharge any such Imposition and any interest or penalty thereon, and any amounts so expended by Lender shall be deemed to constitute disbursements of the Loan proceeds hereunder (even if the total amount of disbursements would exceed the face amount of the Note) and shall bear interest from the date expended at the Default Rate and be payable with such interest upon demand. Lender in making any payment hereby authorized relating to Impositions, may do so according to any bill, statement or estimate procured from the appropriate public office without inquiry into the accuracy of such bill, statement or estimate or into the validity of any Imposition, sale, forfeiture, tax lien or title or claim thereof.

     11.3.     Maintenance of Insurance.

          11.3.1.   Borrower and/or Tenants shall at all
times during the term of this Loan fully comply with all of Lender's insurance requirements as set forth on that certain PPM Finance, Inc.'s Property and Liability
Insurance Requirements for Jackson National Life
Insurance Company (the "Insurance Requirements
Exhibit"), a copy of which is attached hereto as Exhibit
"L," including, without limitation, providing and keeping in force the following types of insurance (as required under the Insurance Requirements Exhibit): (i) property coverage; (ii) personal property contents;
(iii) builder's risk; (iv) business income; (v) comprehensive or commercial general liability; (vi) boiler and machinery; (vii) flood insurance; (viii) ordinance or law coverage; (ix) earthquake coverage; (x) dram shop or liquor liability coverage; and (xi) such other policies as Lender may reasonably require from time to time. Without limiting the foregoing, Borrower shall keep in force the earthquake coverage required hereunder until such time that Borrower completes, and Lender receives satisfactory evidence that Borrower completed, all the retrofit work set forth in that certain report prepared by Seismic Design Consultants, Inc., bearing Job Number 29-10-98-56, dated July 15,
1998, including, without limitation, Section 7.3 thereof.

          11.3.2.   Borrower hereby presently and
absolutely assigns, transfers and sets over to Lender all of its right, title and interest in and to any and all insurance proceeds from all insurance policies required hereunder or otherwise obtained by Borrower in any way in connection with the Project or its operation, whether required hereunder or not. Borrower shall furnish Lender with evidence of insurance, as more particularly described in the Insurance Requirements
Exhibit, and, upon Lender's written request, Borrower shall promptly furnish Lender with an original of all policies of insurance required by this Agreement. At least ten (10) days prior to the expiration of each insurance policy, Borrower shall furnish Lender with evidence satisfactory to Lender of (i) the payment of the premium or issuance of a binder with respect to each insurance policy, and (ii) arrangements for the reissuance of the policy continuing insurance in force as required by this Agreement. In addition, Borrower shall notify Lender in writing as soon as reasonably practicable of any vacancy, change of title, tenant occupancy or use, physical damage, additional improvements or other factors affecting any insurance contract. Notwithstanding the foregoing, upon the occurrence of an Event of Default, Lender shall have the right (but not the obligation) to place and maintain insurance required to be placed and maintained by Borrower hereunder, and use funds on deposit in the Escrow Account for the payment of insurance to pay for same. Any additional amounts expended therefor shall constitute additional disbursements of Loan proceeds
(even if the total amount of disbursements would exceed the face amount of the Note), and shall bear interest from the date expended at the Default Rate and be payable together with such interest upon demand.

          11.3.3.   Upon foreclosure of the Deed of
Trust or other transfer of title or assignment of the Project in extinguishment, in whole or in part, of the amounts due under the Loan, all right, title and interest of Borrower in and to all policies of insurance required by this Agreement shall inure to the benefit of and pass to the successor in interest to Borrower, or the purchaser or grantee of the Project. If prior to any such transfer of title, any claim under any casualty insurance policy has not been paid and distributed in accordance with the terms of this Agreement, but such claim is paid after any such transfer of title, then, to the extent the amounts due hereunder were not fully discharged in conjunction with such transfer of title, the subject insurance proceeds shall belong to and be paid to Lender. Borrower hereby assigns, transfers and sets over to Lender all of its right, title, and interest in and to any such insurance proceeds. The balance of any such insurance proceeds, if any, shall belong to Borrower.

     11.4.     Mechanics' Liens.

          11.4.1.   Borrower will not suffer or permit
any mechanics' lien claims to be filed or otherwise asserted against the Project and will promptly discharge the same if any claims for lien or any proceedings for the enforcement thereof are filed or commenced;
provided, however, that Borrower shall have the right to contest in good faith and with due diligence the validity of any such lien or claim upon furnishing to the Title Company such security or indemnity as it may require to induce the Title Company to insure Lender's first-lien priority against all such claims, liens or proceedings; and provided further that Lender will not be required to make any further disbursements of the Loan proceeds (if any are required) unless (i) any mechanics' lien claims shown by any title insurance commitments or interim binders or certifications have been released or insured against by the Title Company, or (ii) Borrower shall have provided Lender with such other security with respect to such claim as may be acceptable to Lender, in its sole discretion.

          11.4.2.   If Borrower shall fail promptly to
discharge any mechanics' lien claim filed or otherwise asserted or to contest any such claims and give security or indemnity in the manner provided in Section 11.4.1 hereof, or, having commenced to contest the same and having given such security or indemnity, shall thereafter fail to prosecute such contest in good faith or with due diligence, or fail to maintain such indemnity or security so required by the Title Company for its full amount, or, upon adverse conclusion of any such contest, shall fail to cause any judgment or decree to be satisfied and lien to be promptly released, then, and in any such event, Lender may, at its election (but shall not be required to), (i) procure the release and discharge of any such claim and any judgment or decree thereon, without inquiring into or investigating the amount, validity or enforceability of such lien or claim and (ii) effect any settlement or compromise of the same, or may furnish such security or indemnity to the Title Company. Any amounts expended by Lender in doing so, including premiums paid or security furnished in connection with the issuance of any surety company bonds, shall be deemed to constitute disbursements of the Loan proceeds hereunder (even if the total amount of disbursements would exceed the face amount of the Note) and shall bear interest from the date expended at the Default Rate and be payable together with such interest upon demand.

     11.5.     Maintenance, Repair and Restoration of
Improvements. Borrower shall (i) promptly repair, restore or rebuild any Improvements which may become damaged or be destroyed; and (ii) keep the Improvements in good condition and repair, without waste.

     11.6. Leases and Lease Reports. (i) Except in the ordinary course of business and in the exercise of sound business judgment, and at market rents, a schedule of which has been approved by Lender and in accordance with the standard form of lease approved by Lender, Borrower shall not enter into, modify, amend, waive any material provision of, terminate or cancel any leases of all or any portion of the Project without the prior written consent of Lender and all lessees shall be required at Lender's election to execute estoppel certificates and subordination, non-disturbance and attornment agreements in form and substance satisfactory to Lender; and (ii) within fifteen (15) days following the end of each calendar month, Borrower shall deliver to Lender a report showing the status of the leasing of the Project certified by Borrower. Such report shall include information on the amount of space covered by any letters of intent, leases out for execution, and fully executed leases; the rental under each lease agreement or proposed lease agreement; the term of each lease agreement; and a summary of any terms which vary from the standard form of lease previously approved by Lender. Any new lease, modification, amendment, waiver of any material provision, termination or cancellation of any lease of space in the Project without the prior written consent of Lender shall be deemed by Lender, in its sole discretion, as an Event of Default. Lender reserves the right to charge an administrative fee for any such modification, amendment, waiver, termination or cancellation of any lease(s) done with or without Lender's consent.

     11.7.     Compliance With Laws.  Borrower shall
promptly comply with all applicable Laws of any Governmental Authority having jurisdiction over Borrower or the Project, and shall take all actions necessary to bring the Project into compliance with all applicable
Laws, including without limitation all Building Laws
(whether now existing or hereafter enacted).

     11.8.     Alterations.  Without the prior written
consent of Lender, Borrower shall not make any material alterations to the Project (other than completion of tenant work required pursuant to leases entered into in accordance with the terms of this Agreement).

     11.9. Personal Property. (i) All of Borrower's personal property, fixtures, furnishings, furniture, attachments and equipment located on or used in connection with the Project, shall always be located at the Project and shall also be kept free and clear of all chattel mortgages, conditional vendor's liens and all other liens, encumbrances and security interests of any kind whatever, (ii) Borrower will be the absolute owner of said personal property, fixtures, attachments and equipment, and (iii) Borrower shall, from time to time, furnish Lender with evidence of such ownership satisfactory to Lender, including searches of applicable public records.

     11.10.  Prohibition Against Cash Distributions and
Application of Cash Flow. Borrower shall first apply all cash flow from the Project to pay Project expenses, including amounts due to Lender pursuant to the Loan
Documents. No cash flow from the Project shall be distributed to any partners, principals, members or shareholders of Borrower or applied to the payment of any obligations, debts or expenses not related to the Project if an Event of Default has occurred or if there is a reasonable likelihood that such money will be necessary for the operation of the Project or the payment of principal and interest due in connection with the Loan within ninety (90) days following any contemplated cash flow distribution.

     11.11.  Inspection by Lender.  Borrower shall allow
Lender and Lender's representatives and agents full access to the Project upon reasonable prior notice and at reasonable times and shall provide to Lender such documents relating to the Project as may be requested by Lender or its representatives and agents. Lender may disclose the existence and contents of such documents to anyone it desires.

     11.12.  Furnishing Information.  Borrower shall
deliver or cause to be delivered to Lender annual financial statements for Borrower and annual financial statements for Guarantor, and such other financial information as Lender may reasonably require, as soon as available and in all events no later than one hundred twenty (120) days after the close of each fiscal year.
The annual statements shall be certified as true and correct by an authorized financial officer of Borrower or Guarantor hereof, as the case may be. If an Event of Default has occurred or Lender reasonably believes that previously provided financial statements are inaccurate, Borrower and Guarantor shall promptly provide Lender with such additional financial reports and/or information as Lender may request in Lender's sole and absolute discretion, and Lender may require that any such financial statements be prepared in accordance with generally accepted accounting principals and certified by an independent certified public accountant. Borrower shall also furnish a current operating statement for the Project (including a rent roll if there are any leases of the Project or any part thereof), at the time it delivers its financial statements. Additionally,
Borrower and Guarantor hereof shall: (i) promptly supply Lender with such information concerning its/their respective affairs and property relating to the development and operation of the Project as Lender may hereafter request from time to time; (ii) at any time during regular business hours permit Lender or any of its agents or representatives to have access to and examine all of its books and records regarding the development and operation of the Project; (iii) permit
Lender to copy and make abstracts from any and all of such books and records; (iv) immediately notify Lender if Borrower receives any actual notice, action or lien notice or otherwise becomes aware that the Project violates or is alleged to violate any Building Law, or of a condition or situation on the Project which will constitute violation of a Building Law (whether now existing or hereafter enacted), which notice to Lender shall describe with particularity the Building Law violation and Borrower's plan to promptly correct the violation; and (v) if Borrower is a corporation and/or has made filings with the government securities commission or any national securities exchange, promptly furnish to Lender copies of all (a) filings by it with the government securities commission or any national securities exchange, (b) mailings by it to its shareholders, (c) reports furnished by it to rating agencies and relating to its outstanding commercial paper, (d) information generally supplied by it in writing to security analysts, and (e) furnish other information concerning Borrower and Guarantor as is reasonably requested from time to time by Lender.
Notwithstanding any of the foregoing, Lender may, at any time during the term of the Loan, require Borrower to provide Lender with quarterly financial statements.

     11.13. Documents of Further Assurance. Borrower shall, from time to time, upon Lender's request, execute, deliver, record and furnish such documents as Lender may reasonably deem necessary or desirable to
(i) perfect and maintain perfected as valid liens upon the Project, the liens granted by Borrower to Lender under the Deed of Trust and the Assignment of Leases and other security interests under the other Loan Documents as contemplated by this Agreement, (ii) correct any errors of a typographical nature or inconsistencies which may be contained in any of the Loan Documents, and
(iii) consummate fully the transaction contemplated under this Agreement.

     11.14.  Furnishing Reports.  Borrower shall provide
Lender, promptly after receipt, with copies of all inspections, reports, test results and other information received by Borrower from time to time from its employees, agents, representatives, architects and engineers, which in any way relate to the Project, or any part thereof.

     11.15. Operation of Project and Zoning. As long as any portion of the Loan remains outstanding, the Project shall be operated in a first class manner as an industrial and office facility. Borrower shall fully and faithfully perform all of its covenants, agreements and obligations under each of the leases of the Project.
Borrower shall not initiate or acquiesce in a zoning variation or reclassification without Lender's written consent.

     11.16.  Management, Agents' and Brokers' Contracts.
Other than in the ordinary course of business, Borrower shall not enter into, modify, amend, waive any material provision of, terminate or cancel any management contracts for the Project or agreements with agents or brokers, without the prior written approval of Lender.
If in the ordinary course of business Borrower shall enter into, modify, amend, waive any provision of, terminate or cancel any contracts or agreements (other than management contracts) with agents or brokers, Borrower shall notify Lender within ten (10) days after such action.

     11.17. Furnishing Notices. As soon as Borrower becomes aware of the same, Borrower shall promptly notify Lender in writing of any occurrence, event, or condition (including, but not limited to, any pending or threatened suit or proceeding against Borrower, or any of its Affiliated Parties, or the Project, by or before any court, administrative agency or other governmental authority or any arbitrator which is not fully covered by insurance), the enactment of any statute, ordinance or law, or the giving of any notice or other communication by any party pursuant to any of the Permitted Exceptions which, individually or in the aggregate, has resulted or might result in (i) an Event of Default hereunder or under any one or more of the other Loan Documents, (ii) the breach of any of the representations and warranties of Borrower set forth in this Agreement or in any of the other Loan Documents or any other documents or instruments contemplated herein or therein to be executed and delivered by Borrower, or
(iii) a default in any obligation of Borrower to any third party.

     11.18.  Corporate Existence.  Borrower shall
maintain its existence as a corporation in good standing under the laws of the State of California.

     11.19.  Articles of Incorporation.  Without the
prior written consent of Lender, Borrower shall not permit or suffer any amendment or modification of its articles of incorporation, and shall not permit or suffer the admission of any new shareholders, except as permitted pursuant to Section 7.2.3.

     11.20. Publicity. During the term of the Loan, Lender may issue or publish releases or announcements stating that the financing for the Project is being provided by Lender to Borrower, and Borrower hereby consents thereto. In addition, Lender may, without the need of additional consents, answer any questions from third parties about Lender's credit experience with Borrower and/or Guarantor.

     11.21. No Additional Debt. Other than customary trade payables paid within sixty (60) days after they are incurred, Borrower shall not refinance, incur any liability or indebtedness secured by the Project or any part thereof, or mortgage, hypothecate, assign, pledge, grant security interests in or otherwise encumber or allow any Lien to be placed of record against all or any part of the Project (except in favor of Jackson National
Life Insurance Company or its successors or Affiliated
Parties, whether or not Jackson National Life Insurance
Company is, at that time, the holder of the indebtedness evidenced by the Note, the Deed of Trust and the other
Loan Documents), without the prior express written consent of Lender which consent may be given or withheld in Lender's sole discretion.

     11.22. Payments. Borrower shall pay all sums due pursuant to this Agreement, the Note, the Deed of Trust and the other Loan Documents to be executed and delivered by Borrower, as and when the same shall be due and payable and shall perform all of its obligations hereunder and thereunder in accordance with the terms hereof and thereof.

12.  SURVIVAL OF COVENANTS, REPRESENTATIONS AND
WARRANTIES. All covenants, agreements, representations and warranties made by Borrower herein, in the Deed of Trust, in the Note, and all other Loan Documents, and in any certificates delivered by Borrower to Lender hereunder, and other instruments described in or delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Loan
Closing and shall continue in effect so long as this Agreement or any other Loan Document (other than the Environmental Indemnity Agreement) or any of the instruments described herein or therein are outstanding.
All covenants, agreements, representations and warranties in this Agreement and in any other Loan
Document shall bind the party making the same and its successors and assigns and shall inure to the benefit of and be enforceable by each party to whom made and by their respective successors and assigns.

13.  EVENTS OF DEFAULT.

     13.1. Events of Default. The occurrence of any one or more of the following events shall constitute an event of default under this Agreement, the Note, the Deed of Trust and all of the other Loan Documents (each of which is hereafter referred to as an "Event of Default"):

          (a)  If Borrower fails to make when due any
payment of any installment of Regular Interest or Default Interest, or any required payment, repayment or prepayment of the principal of the Loan, or fails to make when due any other payment, of any kind or nature whatsoever (including, but not limited to payment of the balloon payment due and owing on the Maturity Date) owed by Borrower under the Note, this Agreement or any of the other Loan Documents, whether owed to Lender or to a third party;

          (b)  If Borrower defaults in the performance
of any of its non-monetary covenants, agreements and obligations under this Agreement and fails to cure such default within thirty (30) days after written notice thereof from Lender; provided, however, that if such default is reasonably susceptible of cure, but cannot be cured within such thirty (30) day period, then so long as Borrower promptly commences cure and thereafter diligently pursues such cure to completion, the cure period shall be extended for an additional thirty (30) days, within which Borrower may complete such cure;

          (c)  If at any time or times hereafter any
representation or warranty (including the representations and warranties of Borrower set forth in any Loan Document), statement, report or certificate furnished to Lender in connection with the Loan is not true and correct in any material respect;

          (d)  If any petition is filed by or against
Borrower or any Affiliated Party under the Federal
Bankruptcy Code or any similar state or federal Law, whether now or hereafter existing (and, in the case of involuntary proceedings, failure to cause the same to be vacated, stayed or set aside within thirty (30) days after filing);

          (e)  If any assignment, pledge, encumbrance,
transfer, hypothecation or other disposition is made in violation of Sections 7.2.2 or 7.2.3 of this Agreement;

          (f)  If Borrower or Guarantor shall fail to
pay any debt owed by it or is in default under any agreement with Lender or any other party (other than a failure or default for which the maximum liability for Borrower or Guarantor does not exceed twenty-five percent (25%) of their respective assets) and such failure or default continues after any applicable grace period specified in the instrument or agreement relating thereto;

          (g)  any Governmental Approval necessary in
connection with the execution or performance of any of this Agreement, the Note, the Deed of Trust or the other
Loan Documents, or in connection with the operation of the Building, or any other documents required to be delivered by Borrower hereunder or under any other Loan
Document is modified, revoked or withdrawn in a way materially prejudicial to the rights of Lender hereunder.

          (h) Borrower suspends its business operation with respect to the Building other than as a result of a casualty or eminent domain; or Borrower transfers or disposes all of or substantially all of its assets other than in the ordinary course of its business as contemplated by this Agreement;

          (i)  by virtue of the enactment of any
federal, state or local law, ordinance or regulation, or as a result of a determination of any court of competent jurisdiction, arbitrator in a binding arbitration or judicial referee, the Deed of Trust or the other Loan
Documents cease to constitute the legal, valid and binding obligations of Borrower enforceable in accordance with their terms;

          (j)  the Deed of Trust or the recordation
thereof ceases to be in full force and effect and to create a Lien in favor of Lender with the first-lien priority required by this Agreement; or

          (k)  it becomes unlawful for Borrower to
perform any of its material obligations under this Agreement, the Note, the Deed of Trust or the other Loan
Documents.

     13.2.     Remedies Conferred Upon Lender.

          13.2.1.   Lender's Remedies.  Upon the
occurrence of any Event of Default, Lender shall, have the right (but not the obligation) to pursue any one or more of the following remedies concurrently or successively, it being the intent hereof that all such remedies shall be cumulative and that no such remedy shall be to the exclusion of any other: (i) declare the Note to be immediately due and payable; (ii) use and apply any monies deposited by Borrower with Lender, including amounts in the Escrow Account, regardless of the purpose for which the same was deposited, to cure any such default or to apply on account of any indebtedness under this Agreement which is due and owing to Lender; and (iii) exercise or pursue any other right or remedy permitted under this Agreement or any of the Loan Documents or conferred upon or available to Lender at law, in equity or otherwise.

          13.2.2.   Non-Waiver of Remedies.  No waiver
of any breach or Event of Default hereunder shall constitute or be construed as a waiver by Lender of any subsequent breach or Event of Default or of any breach or default of any other provision of this Agreement.

          13.2.3.   Rents and Profits.  Upon the
occurrence of an Event of Default, Lender may, but shall not be limited to, enforce Borrower's assignment for security purposes to Lender of the Leases and the Rents and Profits, as set forth herein, in the Assignment of Leases, or otherwise under the Loan Documents, by taking, without limitation, one or more of the following actions: (a) obtaining the appointment of a receiver;
(b) obtaining possession of the Leases and/or Rents and Profits; (c) delivery to any one or more of the tenants of a written demand for turnover of the Rents and Profits in accordance with 2938 of the California
Civil Code; or (iv) delivery to Borrower of a written demand for the Leases and/or the Rents and Profits in accordance with 2938 of the California Civil Code
(collectively, the "Enforcement Actions"). On and after the date Lender takes one or more of the Enforcement
Actions (the "Enforcement Date"), Lender shall be entitled to enforce any rights it may have under the Leases and/or collect and receive all Rents and Profits that has accrued but remains unpaid and uncollected by Borrower or its agent, and all Rents and Profits that accrue on or after the Enforcement Date.
Notwithstanding whether Lender has taken one or more of the Enforcement Actions, Borrower shall, upon the occurrence of an Event of Default, immediately turnover to Lender all Leases and all Rents and Profits then in its possession, or thereafter collected or received by Borrower or its agent. Lender may, in its sole discretion, unless otherwise required by law, apply all or any portion of the Rents and Profits to: (i) reasonable costs, as described below, of protecting and preserving the Project; (ii) the outstanding balance under the Loan Documents, and/or (iii) otherwise, in accordance with any of the Loan Documents. Neither the taking of an Enforcement Action by Lender, nor the collection, distribution or application of the Rents and Profits by Lender shall do any of the following: (1) make Lender a mortgagee in possession of the Project;
(2) constitute an action, render the Loan or any of the Loan Documents unenforceable, violate 726 of the California Code of Civil Procedure or, other than with respect to marshalling requirements, otherwise limit any rights available to Lender with respect to its security;
or (3) be deemed to create any bar to a deficiency judgment pursuant to applicable law, notwithstanding that the Enforcement Action may reduce the outstanding balance under the Loan and the Loan Documents.
Notwithstanding the foregoing, the remedies set forth herein shall be in addition to any and all other remedies which Lender may have under 2938 of the California Civil Code or other applicable law.

               For purposes of this Agreement,
reasonable costs shall include only the following: (i) expenditures for repairs and maintenance of the Project, but only to the extent that such expenditures are necessary to comply with applicable laws or cure an emergency or life-threatening situation; (ii) expenditures for taxes, but only to the extent that such expenditures are necessary to prevent an imminent tax sale of the Project, or any portion thereof; (iii) and such other expenditures as Lender, in its sole and absolute discretion, deems necessary.

          13.2.4.   Remedies Cumulative.  The remedies
provided in this Agreement shall be in addition to, and not in substitution for, the rights and remedies which would otherwise be vested in Lender for the recovery of damages, or otherwise, upon a breach of any of the representations, warranties, covenants, undertakings or agreements of Borrower hereunder.

          13.2.5.   Indemnification.  Without prejudice
to any other provisions of this Agreement, Borrower shall indemnify Lender against any and all liabilities, damages, claims, causes of action, losses and/or expenses, which Lender may sustain or incur as a consequence of the occurrence of an Event of Default, including without limitation, reasonable attorneys' fees.

14.  EXPENSES, CHARGES AND ATTORNEYS' FEES.

     14.1.     Expenses.  Borrower agrees to pay all
expenses of the Loan on the Closing Date and on demand at such subsequent times as Lender may determine, including all recording charges, title insurance charges, costs of surveys, costs for certified copies of instruments, escrow charges, fees, expenses and charges of architectural/engineering consultants of Lender, reasonable fees and expenses of Lender's attorneys, all administrative fees and expenses in connection with any modification of any of the terms of the Loan, and all costs and expenses incurred by Lender in connection with the determination of whether Borrower has performed the obligations undertaken by Borrower under this Agreement or has satisfied any conditions precedent to the obligations of Lender under this Agreement. All such expenses, charges, costs and fees shall be Borrower's obligation regardless of whether the Loan is disbursed in whole or in part, unless such failure to disburse is due to Lender's wrongful failure to disburse hereunder.
Any and all advances or payments made by Lender under this Agreement from time to time, or for fees of architectural and engineering consultants and attorneys' fees and expenses, if any, and all other Loan expenses shall, as and when advanced or incurred by Lender, constitute additional indebtedness evidenced by the Note and secured by the Deed of Trust and the other Loan
Documents to the same extent and effect as if the terms and provisions of this Agreement were set forth therein, whether or not the aggregate of such indebtedness shall exceed the aggregate face amount of the Note. Without limiting the foregoing, Borrower shall indemnify Lender against any and all liabilities, damages, claims, causes of action, losses and/or expenses, which Lender may sustain or incur as a consequence of Borrower's failure to pay such expenses.

     14.2. Attorneys' Fees and Expenses. If at any time hereafter prior to repayment of the Loan in full, Lender employs counsel for advice or other representation (whether or not any suit has been or shall be filed and whether or not other legal proceedings have been or shall be instituted and, if such suit is filed or legal proceedings instituted, through all administrative, trial and appellate levels) with respect to the Loan, the Project or any part thereof, this Agreement or any of the Loan Documents, including, but not limited to any proposed or actual restructuring of the Loan, or to protect, collect, lease, sell, take possession of, or liquidate any of the Project, or to attempt to enforce any security interest or lien on any of the Project, or to enforce any rights of Lender or any of Borrower's obligations hereunder or those of any other person, firm or corporation which may be obligated to Lender by virtue of this Agreement or any other agreement, instrument or document heretofore or hereafter delivered to Lender by or for the benefit of Borrower, or to analyze and respond to any request for consent or approval made by Borrower, then, in any such event, all of the reasonable attorneys' fees and expenses arising from such services, and all expenses, costs and charges relating thereto, shall bear interest from the date expended at the Default Rate and shall be paid by Borrower on demand and if Borrower fails to pay such fees, costs and expenses, payment thereof by Lender shall be deemed to constitute disbursement of the Loan proceeds hereunder (even if the total amount of disbursements would exceed the face amount of the Note) and shall constitute additional indebtedness of Borrower to Lender, payable on demand and secured by the Deed of Trust and other Loan Documents. Notwithstanding the foregoing, Lender's reasonable attorneys' fees and expenses arising from Lender's analysis and response to any request for consent or approval made by Borrower shall not bear interest until ten (10) days after Lender notifies Borrower in writing that such attorneys' fees and expenses are due, and thereafter, any unpaid portion of such attorneys' fees and expenses shall bear interest at the Default Rate.

15.  CASUALTY AND CONDEMNATION.

     15.1.     Lender's Election to Apply Insurance and
Condemnation Proceeds to Indebtedness. Upon any loss or damage to any portion of the Improvements due to fire or other casualty, or any taking of any portion of the Project by condemnation or under power of eminent domain, Lender shall have the right, but not the obligation, to settle insurance claims and condemnation claims or awards for more than One Hundred Thousand
Dollars ($100,000.00) and if Lender elects not to settle such claim or award, then Borrower shall settle such claim or award and such settlement shall be subject to Lender's prior written approval. Borrower shall have the right to settle claims or awards for less than such amount, provided that Lender shall have the right to settle any claim or award that Borrower has not settled on or before one hundred twenty (120) days after the date of such loss or prior to the date of such taking.
If (i) no Event of Default exists; (ii) no Event of
Default which constitutes a payment default has occurred during the preceding twelve months; (iii) the proceeds received by Lender, together with any additional funds deposited with Lender by Borrower are sufficient, in Lender's sole and absolute discretion, either to restore the Project to its condition before the casualty or to remedy the condemnation; (iv) local building and zoning laws allow the Improvements to be rebuilt to that which existed prior to the casualty or condemnation; (v) the Loan-to-value ratio of the Improvements on completion of the restoration will be sixty percent (60%) or less, as determined by an Appraisal (unless the amount of proceeds is less than three percent (3%) of the Loan
Amount); (vi) a loss of no more than five percent (5%) of the commercial tenant rental income will result through commercial tenants exercising rights to terminate their leases as a result of the casualty or condemnation; and (vii) Borrower complies with all conditions set forth in Section 15.2, below, then
Borrower shall be entitled to use the insurance or condemnation proceeds to rebuild the Improvements or to remedy the effect of the condemnation, as the case may be. The Appraisal required pursuant to the foregoing provision shall be at Borrower's expense and Borrower is required to provide proof of such payment to Lender and Lender's Mortgage Correspondent. In all other cases,
Lender shall have the right (but not the obligation) to collect, retain and apply to the indebtedness of Borrower under this Agreement and the other Loan
Documents all insurance and condemnation proceeds (after deduction of all expenses of collection and settlement, including attorneys' and adjusters' fees and expenses), and if such proceeds are insufficient to pay such amount in full, to declare the balance remaining unpaid on the Note and Deed of Trust to be due and payable forthwith and to avail itself of any of the remedies afforded thereby as in the case of any Event of Default. Any proceeds remaining after application to the indebtedness of Borrower under this Agreement and the other Loan
Documents shall be paid by Lender to Borrower or the party then entitled thereto.

     15.2. Borrower's Obligation to Rebuild and Use of Proceeds Therefor. If Lender does not elect to or is not entitled to apply fire or casualty insurance proceeds to the indebtedness, as provided under Section
15.1, above, Lender shall have the right (but not the obligation) to settle, collect and retain such proceeds, and after deduction of all expenses of collection and settlement, including attorneys' and adjusters' fees and expenses, to release the same to Borrower periodically, provided that Borrower shall: (i) expeditiously repair and restore all damage to the portion of the Improvements in question resulting from such fire or other casualty, including completion of the construction if such fire or other casualty shall have occurred prior to completion, so that the Improvements will be completed in accordance with the plans and specifications approved by Lender; and (ii) if the proceeds of fire or casualty insurance (and the undisbursed available Loan proceeds for construction) are, in Lender's sole judgment, insufficient to complete the repair and restoration of the buildings, structures and other improvements constituting the Project, then
Borrower shall promptly deposit with Lender the amount of such deficiency.

     Any request by Borrower for a disbursement by Lender of fire or casualty insurance proceeds and funds deposited by Borrower pursuant to this Section 15.2 and the disbursement thereof shall be conditioned upon Borrower's compliance with and satisfaction of the same conditions precedent as would be applicable in connection with construction loans made by institutional lenders for projects similar to the Project, including approval of plans and specifications submittal of evidence of completion, updated title insurance, lien waivers, and other customary safeguards. Borrower's failure to comply with this Section 15.2 shall constitute an Event of Default.

16.  ENVIRONMENTAL COVENANTS AND INDEMNITY.

     16.1.     Compliance With Laws.  Borrower shall
keep and maintain the Project in compliance with, and shall not cause or permit the Project to be in violation of any federal, state or local laws, ordinances or regulations, now or hereafter in effect, relating to environmental conditions, industrial hygiene, human health or safety or Hazardous Materials (as defined below) on, under or at the Project, including, without limitation, the Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended, 42
U.S.C. 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq., ("RCRA"), the
Clean Air Act, 42 U.S.C.  7401, et seq., the Toxic
Substances Control Act, 15 U.S.C. 2601 through 2629, the Safe Drinking Water Act, 42 U.S.C. 300f through
300j, and any similar State and local laws and ordinances, including but not limited to Hazardous Waste
Control Act, California Health and Safety Code 25100, et seq.; Hazardous Substance Account Act, California
Health and Safety Code  25300, et seq.; Hazardous
Substance Cleanup Bond Act of 1984, California Health and Safety Code 25385, et seq., and related statutes including 25356.1-25356.4 of the California Health and Safety Code; Porter-Cologne Water Quality Control
Act, California Water Code  13000, et seq.; Safe
Drinking Water and Toxic Enforcement Act of 1986
("Proposition 65"), California Health and Safety Code
25249.5, et seq.; California Health and Safety Code
25220, et seq.,  25280, et seq.,  25359.7; California
Civil Code  3483; and California Code of Civil
Procedure 736; and in the regulations now or hereafter adopted and publications now or hereafter promulgated pursuant thereto, or any other federal, state or local governmental law, ordinance, rule or regulation related thereto (collectively, the "Hazardous Materials Laws").

     16.2. Prohibited Acts. Borrower shall not use, generate, manufacture, treat, handle, refine, produce, process, store, discharge, release, dispose of or allow to exist on, under or at the Project any flammable explosives, radioactive materials, asbestos, organic compounds known as polychlorinated biphenyls, chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under the Hazardous Materials Laws (collectively
"Hazardous Materials"), except in compliance with all applicable law. Furthermore, Borrower shall not allow to exist on, under or at the Project, any underground storage tanks or underground deposits unless they exist in compliance with applicable Hazardous Materials Laws.

     16.3.     Notification; Right to Audit.  Borrower
shall immediately advise Lender in writing of (i) any actual, suspected or threatened release of any Hazardous
Materials on all or any part of the Project, or on property immediately adjacent to the Project, (ii) any and all enforcement, clean up, removal, mitigation or other governmental or regulatory actions instituted, contemplated or threatened pursuant to any Hazardous
Materials Laws affecting the Project, (iii) all claims made or threatened by any third party against Borrower or the Project relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials (the matters set forth in clauses (ii) and (iii), above, are hereinafter referred to as "Hazardous Materials Claims"), and (iv) Borrower's discovery of any occurrence or condition on the Project or any real property adjoining or in the vicinity of the Project which could subject Borrower or the Project to any restrictions on ownership, occupancy, transferability or use of the Project under any Hazardous Materials Laws. Without limiting the foregoing, Lender, at Lender's sole expense, shall have the right to perform, or cause to be performed, environmental audits at such times during the Term of the Loan as Lender reasonably believes that such an audit may disclose the presence or release of any Hazardous Materials or petroleum products or if an environmental audit deems further testing necessary;
provided, however, that the cost of such audit(s) shall be paid by Borrower if the environmental consultant (the
"Consultant") who performed the audit(s) initiates or institutes an Operations and Maintenance Plan to be strictly adhered to by Borrower, Borrower's Project manager or other person or entity employed by Borrower to operate and maintain the Project. Borrower shall have the right to approve the Consultant retained by Lender, which approval shall not be unreasonably withheld or delayed; provided, however, that if the Consultant retained by Lender is the same consultant who prepared the Phase I Environmental Assessment, as set forth in Section 2.39, above, Borrower shall not have any such approval right.

     16.4. Hazardous Materials Liabilities. Lender shall have the right to join and participate in, as a party if it so elects, any settlements, remedial actions, legal proceedings or actions initiated in connection with any Hazardous Materials Claims and to have its reasonable attorneys' fees in connection therewith paid by Borrower. Borrower shall be solely responsible for, and shall indemnify, hold harmless and defend (using counsel of Lender's choosing) Lender, its directors, officers, employees, agents, successors and assigns (hereinafter collectively called the
"Indemnitees") from and against, any loss, damage, cost, expense or liability directly or indirectly arising out of or attributable to the use, transportation, generation, manufacture, treatment, handling, refining, production, processing, storage, release, threatened release, discharge, disposal, or presence of Hazardous
Materials on, under or at the Project (the losses, damages, costs, expenses or liabilities against which Borrower is obligated to indemnify and hold harmless the Indemnitees under the provision of this Section are hereinbelow collectively called "Hazardous Materials
Liabilities"), which Hazardous Materials Liabilities include, without limitation: (i) all foreseeable and unforeseeable consequential damages; (ii) the costs of any required or necessary repair, cleanup or detoxification of the Project, and the preparation and implementation of any closure, remedial or other required plans; and (iii) all reasonable costs and expenses incurred by Lender in connection with clauses
(i) and (ii), including, without limitation, reasonable attorneys' fees. At the Closing, Borrower will execute a separate Environmental Indemnity Agreement in the form attached as Exhibit "G."

     16.5.     Remedial Work.  All monitoring and
investigation of site conditions, cleanup, containment, removal, restoration or other remedial work for the Project which is required by the Hazardous Materials
Laws or requested by Lender pursuant to this Section
16.5 is hereinafter referred to as the "Remedial Work."
All Remedial Work shall be conducted: (i) in a diligent and timely manner by licensed contractors acting under the supervision of a consulting environmental engineer acceptable to Lender; (ii) pursuant to a detailed written plan approved by any public or private agencies or persons with the legal or contractual right to such approval; (iii) with such insurance coverage pertaining to liabilities arising out of the Remedial Work as is customarily maintained with respect to such activities;
and (iv) only following receipt of any required permits, licenses, or approvals. The selection of the Remedial
Work contractors and consulting environmental engineer, the contracts entered into with such parties, all disclosures to or agreements with any public or private agencies or parties relating to the Remedial Work and the written plan for the Remedial Work shall be subject to Lender's prior written approval. In addition, Borrower shall submit to Lender, promptly upon receipt or preparation, copies of any and all reports, studies, analyses, correspondence, governmental comments or approvals prepared or received by Borrower in connection with any Remedial Work. All costs and expenses of such Remedial Work shall be paid by Borrower, including, without limitation, the cost of the Remedial Work contractors and the consulting and environmental engineers, taxes and penalties assessed in connection with the Remedial Work and Lender's reasonable fees and costs incurred in connection with monitoring and reviewing the Remedial Work. If Borrower shall fail to commence or cause to be commenced in a timely manner or fail diligently to prosecute the completion of such Remedial Work, Lender may, but shall not be required to, cause such Remedial Work to be performed, and all costs incurred by Lender in connection therewith, together with interest thereon at the Default Rate, shall be reimbursed by Borrower upon demand and shall be secured by the Deed of Trust.

     16.6.     Indemnification.  BORROWER WILL INDEMNIFY
AND HOLD HARMLESS LENDER, ITS OFFICERS, DIRECTORS,
PARTNERS, EMPLOYEES, AGENTS, REPRESENTATIVES AND
ATTORNEYS AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS,
LOSSES, DAMAGES, PENALTIES, CLAIMS, ACTIONS, SUITS,
COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS'
FEES) OF WHATEVER KIND OR NATURE ("CLAIMS") WHICH MAY BE
IMPOSED ON, INCURRED BY OR ASSERTED AT ANY TIME AGAINST
LENDER AND IN ANY WAY RELATING TO OR ARISING OUT OF OR
IN CONNECTION WITH THE ENVIRONMENTAL CONDITION OF THE
PROJECT AS A RESULT OF THE CONSTRUCTION OR MAINTENANCE
OF THE IMPROVEMENTS THEREON AND/OR THE USE, OCCUPATION
OR OPERATION OF THE PROJECT, OR OTHERWISE.

     16.7.     Survival.  The obligations of Borrower
set forth in this Section 16 shall survive repayment of the Loan, any judicial or non-judicial foreclosure of the Deed of Trust and any deed in lieu of foreclosure.

17.  GENERAL PROVISIONS.

     17.1.     Captions.  The captions and headings of
various Articles and Sections of this Agreement and Exhibits pertaining hereto are for convenience only and are not to be considered as defining or limiting in any way, the scope or intent of the provisions hereof.

     17.2.     Merger.  This Agreement, the Note, the
Deed of Trust, and all the other Loan Documents referred to herein, constitute the entire agreement of the parties with respect to the Project and the Loan, and all prior discussions, negotiations and document drafts are merged herein and therein. This Agreement may not be changed orally, but only by a written instrument signed by each party hereto. Neither Lender nor any employee of Lender has made or is authorized to make any representation or agreement upon which Borrower may rely unless such matter is made for the benefit of Borrower and is in writing signed by an authorized officer of Lender. Borrower agrees that it has not and will not rely on any custom or practice of Lender, or on any course of dealing with Lender, in connection with the Loan unless such matters are set forth in this Agreement or the Loan Documents or in an instrument made for the benefit of Borrower and in a writing signed by an authorized officer of Lender.

     17.3. Notices. All notices, demands, requests or other communications which any party hereto may be required or may desire to give hereunder shall be in writing, addressed as follows and shall be deemed to have been properly given if hand delivered, if sent by reputable overnight courier or if mailed by United
States registered or certified mail, postage prepaid, return receipt requested:

If to Borrower:     Datron Resources Inc.
               304 Enterprise Street
               Escondido, California 92029
               Attention:  Treasurer

If to Lender:  Jackson National Life Insurance Company
               c/o PPM Finance, Inc.
               225 West Wacker Drive, Suite 1200
                              Chicago, Illinois 60606
               Attention: Manager of Commercial Mortgage
                          Servicing

or at such other address as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice. Unless otherwise expressly stipulated in this Agreement, notices shall be deemed to have been given or made, (i) in the case of notice by mail on the earlier of the date reflected on the return receipt or three (3) calendar days after deposit in the U.S. mails, and (ii) in the case of delivery by courier, by the courier's delivery receipt.

     17.4.     Modification; Waiver.  No modification,
waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is sought. Lender reserves the right to charge an administrative fee for any such modification, waiver, amendment, discharge or change of this Agreement.

     17.5.     Governing Law.  THIS AGREEMENT, THE NOTE,
THE DEED OF TRUST AND ALL OF THE OTHER LOAN DOCUMENTS
SHALL BE GOVERNED BY AND CONSTRUED UNDER THE INTERNAL
LAWS OF THE STATE OF CALIFORNIA WITHOUT RESORT TO CHOICE
OF LAW PRINCIPLES.

     17.6.     Further Assurances.  Borrower agrees to
execute and deliver such other instruments as may be requested by Lender from time to time to effect and confirm the transactions described herein and contemplated hereby.

     17.7.     General Provisions Relating to Interest.
IT IS THE INTENTION OF THE PARTIES HERETO TO CONFORM
STRICTLY TO APPLICABLE USURY LAWS REGARDING THE USE,
FORBEARANCE OR DETENTION OF THE INDEBTEDNESS EVIDENCED
BY THIS AGREEMENT, THE NOTE, THE DEED OF TRUST AND THE
OTHER LOAN DOCUMENTS, WHETHER SUCH LAWS ARE NOW OR
HEREAFTER IN EFFECT, INCLUDING THE LAWS OF THE UNITED
STATES OF AMERICA, THE LAWS OF THE STATE OF CALIFORNIA
OR ANY OTHER JURISDICTION WHOSE LAWS ARE APPLICABLE, AND
INCLUDING ANY SUBSEQUENT REVISIONS TO OR JUDICIAL
INTERPRETATIONS OF THOSE LAWS, IN EACH CASE TO THE
EXTENT THEY ARE APPLICABLE TO THIS AGREEMENT, THE NOTE,
THE DEED OF TRUST AND THE OTHER LOAN DOCUMENTS (THE
"APPLICABLE USURY LAWS"); PROVIDED, HOWEVER, IF SUCH
LAWS SHALL HEREAFTER PERMIT HIGHER RATES OF INTEREST,
THEN THE APPLICABLE USURY LAWS SHALL BE THE LAWS
ALLOWING THE HIGHER RATES OF INTEREST.  BORROWER
ACKNOWLEDGES THAT LENDER IS LICENSED AS A COMMERCIAL
FINANCE LENDER UNDER CALIFORNIA FINANCIAL CODE  22000,
ET SEQ., AND AS SUCH, IS COMPLETELY EXEMPT FROM
CALIFORNIA USURY LAWS.  NOTWITHSTANDING ANYTHING SET
FORTH IN THIS AGREEMENT, THE INTEREST APPLICABLE TO THE
NOTE IS AS SPECIFICALLY SET FORTH THEREIN, AND THE
INTEREST APPLICABLE TO THE NOTE SHALL NOT BE AGGREGATED,
BLENDED OR OTHERWISE CONSIDERED AS ONE INTEREST RATE
APPLICABLE TO THE LOAN.  NONETHELESS, THE FOLLOWING
SHALL APPLY:

     If, despite Lender's exempt status, it is nonetheless determined that any acceleration of the maturity of the Note or any payment by Borrower or any other person or entity results in Borrower or such other person or entity being deemed to have paid any interest
(including fees and any other additional amounts) in excess of the Maximum Amount (as defined below), or if any transaction contemplated hereby would otherwise be usurious under any Applicable Usury Laws, then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document or any other agreement or instrument, it is agreed as follows: (i) the provisions of this Section 17.7 shall govern and control; (ii) the aggregate of all interest under the Applicable Usury Laws that is contracted for, charged, taken, reserved or received under this Agreement, or under any of the other aforesaid agreements or instruments or otherwise shall under no circumstances exceed the Maximum Amount, and any excess shall either be refunded to Borrower or applied in reduction of principal, if permitted by California law, in the sole discretion of Lender; (iii) neither Borrower nor any other person or entity shall be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Amount; (iv) any Interest contracted for, charged, reserved, taken or received in excess of the Maximum Amount shall be deemed an accidental or bona fide error and cancelled automatically to the extent of such excess; (v) the effective rate of Interest on the Loan shall be ipso facto reduced to the Highest Lawful Rate (defined below); and (vi) the provisions of this Agreement, the Note, the Deed of Trust and the other Loan Documents immediately shall be deemed reformed, without the necessity of the execution of any new document or instrument, so as to comply with all Applicable Usury
Laws; provided, however, that to the fullest extent permitted by Applicable Usury Laws, any subsequent reductions in the applicable rate of Interest shall not reduce the Interest to accrue pursuant to this Agreement, the Note, the Deed of Trust and the other
Loan Documents below the Highest Lawful Rate until the aggregate amount of Interest actually accrued pursuant to this Agreement, the Note, the Deed of Trust and the other Loan Documents, together with such additional interest, equals the amount of Interest which would have accrued if the Highest Lawful Rate had at all times been in effect and such additional interest, if any, had been paid in full. All sums paid, or agreed to be paid, to Lender for the use, forbearance or detention of the indebtedness of Borrower to Lender evidenced by this Agreement, the Note, the Deed of Trust and the other
Loan Documents shall, to the fullest extent permitted by the Applicable Usury Laws, be amortized, pro rated, allocated and spread throughout the full term of the indebtedness evidenced by this Agreement, the Note, the Deed of Trust and the other Loan Documents so that the actual rate of Interest does not exceed the Highest
Lawful Rate in effect at any particular time during the full term thereof. As used herein, the term "Maximum
Amount" means the maximum non-usurious amount of interest which may be lawfully contracted for, charged or received by Lender in connection with the indebtedness evidenced by this Agreement, the Note, the Deed of Trust and other Loan Documents under all Applicable Usury Laws. For purposes of this Agreement, the term "Highest Lawful Rate" means the maximum rate of interest, if any, that may be charged under all Applicable Usury Laws on the principal balance of the Loan from time to time outstanding.

     17.8.     Estoppel Certificates.  Within ten (10)
calendar days after written request by Lender, Borrower shall execute and deliver to Lender, in such form as Lender shall reasonably request, a Certificate confirming (i) that, as of the date of such Certificate, this Agreement, the Note, the Deed of Trust and each other Loan Document are in full force and effect and are enforceable against Borrower in accordance with their terms, (ii) the amount of principal outstanding pursuant to the Note as of the date of such Certificate, and
(iii) as of the date of such Certificate, there is no uncured Event of Default under this Agreement or any other Loan Document.

     17.9.     Acquiescence Not to Constitute Waiver of
Lender's Requirements. Each and every covenant and condition for the benefit of Lender contained in this Agreement may be waived by Lender.

     17.10.  Disclaimer by Lender.

          17.10.1.  This Agreement is made for the sole
benefit of Borrower and Lender (and Lender's successors and assigns and participants, if any), and no other person shall have any benefits, rights or remedies under or by reason of this Agreement, or by reason of any actions taken by Lender pursuant to this Agreement.
Lender shall not be liable for any debts or claims accruing in favor of any third parties against Borrower or others or against the Project. Borrower is not and shall not be an agent of Lender for any purposes.
Except as may be expressly set forth in the Loan
Documents, Lender is not and shall not be an agent of Borrower for any purposes.

          17.10.2.  Any review, investigation or
inspection conducted by Lender, any architectural or engineering consultants retained by Lender, any agent or representative of Lender retained to verify independently Borrower's satisfaction of any conditions precedent to the disbursement of the Loan, Borrower's performance of any of the covenants, agreements and obligations of Borrower under this Agreement, or the truth of any representations and warranties made by Borrower hereunder (regardless of whether or not the party conducting such review, investigation or inspection should have discovered that any of such conditions precedent were not satisfied or that any such covenants, agreements or obligations were not performed or that any such representations or warranties were not true), shall not affect or constitute a waiver by Lender of (i) any of Borrower's representations and warranties under this Agreement or Lender's reliance thereon, or
(ii) Lender's reliance upon any certifications required under this Agreement or any other facts, information or reports furnished Lender by Borrower hereunder.

          17.10.3.  By accepting or approving anything
required to be observed, performed, fulfilled or given to Lender pursuant to the Loan Documents, including any certificate, statement of profit and loss or other financial statement, survey, appraisal, lease or insurance policy, Lender shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by Lender.

     17.11.  No Partnership.

          17.11.1.  Creditor-Debtor Relationship.
Lender and Borrower intend that the relationship between them pursuant to this Agreement and each of the other
Loan Documents shall be solely that of creditor and debtor. Nothing contained in this Agreement or in any other of the Loan Documents or any other document or instrument made in connection with the Loan, shall be deemed or construed to create, or to constitute, a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by and between Lender and Borrower. Lender in no way shall be responsible or liable for the debts, losses, obligations, or duties of Borrower with respect to the Project or otherwise. All obligations to pay real property or other Taxes, assessments, insurance premiums and all other fees and charges arising from the ownership, operation or occupancy of the Project and to perform any agreements and contracts relating to the Project shall be the sole responsibility of Borrower. Borrower, at all times consistent with the terms and provisions of this Agreement and each of the other Loan Documents and any other document or instrument evidencing, securing or otherwise relating to the Loan, shall be free to determine and follow its own policies and practices in the conduct of its business on the Project.

          17.11.2.  Indemnification.  Borrower shall
indemnify, defend and hold Lender, and its officers, directors, employees, shareholders, advisers, and agents
(collectively, "Indemnified Parties") harmless from and against all claims, injury, damage, loss, costs
(including attorneys' fees and costs) and liability of any and every kind incurred by Indemnified Parties by reason of (i) the operation or maintenance of the Project or any construction on the Real Project or Improvements; (ii) the payment of any brokerage commissions or fees of any kind with respect to the Application/Commitment or the Loan, and for any reasonable legal fees or expenses incurred by Lender in connection with any claims for such commissions or fees;
(iii) any other action or inaction by, or matter which is the responsibility of, Borrower; and (iv) the breach of any representation or warranty or failure to fulfill any of Borrower's obligations under this Agreement or any other Loan Document. The foregoing indemnity shall include the cost of all alterations, repairs and replacements to the Project (including without limitation architectural, engineering, legal and accounting costs), all fines, fees and penalties, and all legal and other expenses (including reasonable attorneys' fees), incurred in connection with the Project being in violation of the Building Laws and for the cost of collection of the sums due under this indemnity, whether or not Borrower is in possession of the Project. If Lender shall become the owner of or acquire an interest in or rights to the Project by foreclosure (whether such foreclosure is judicial or non-judicial foreclosure) or deed in lieu of foreclosure of the deed of trust securing payment of the Loan, or by other means, the foregoing indemnification obligation shall survive such foreclosure or deed in lieu of foreclosure or other acquisition of the Property, unless
Lender's own negligent acts or omissions cause what would otherwise be considered an indemnification obligation by Borrower or Guarantor.

     17.12.  Right of Lender to Make Advances to Cure
Borrower's Defaults. If Borrower shall fail to perform in a timely fashion any of Borrower's covenants, agreements or obligations contained in this Agreement or the Loan Documents, Lender may (but shall not be required to) perform any of such covenants, agreements and obligations. Any funds advanced by Lender in the exercise of its judgment that the same are needed to protect its security for the Loan are deemed to be obligatory advances hereunder and any amounts expended
(whether by disbursement of undisbursed Loan proceeds or otherwise) by Lender in so doing, shall constitute additional indebtedness evidenced and secured by the Note, the Deed of Trust and the other Loan Documents, shall bear interest from the date expended at the Default Rate and be payable together with such interest upon demand.

     17.13.  Definitions Include Amendments.
Definitions contained in this Agreement which identify documents, including the Loan Documents, shall be deemed to include all amendments and supplements to such documents from the date hereof, and all future amendments and supplements thereto entered into from time to time to satisfy the requirements of this Agreement or otherwise with the prior written consent of the Lender. Reference to this Agreement contained in any of the foregoing documents shall be deemed to include all amendments and supplements to this Agreement.

     17.14.  Time Is of the Essence.  Time is hereby
declared to be of the essence of this Agreement and of every part hereof.

     17.15. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     17.16.  Waiver of Consequential Damages.  In no
event shall Lender be liable to Borrower for consequential damages, whatever the nature of a breach by Lender of its obligations under this Loan Agreement, or any of the Loan Documents, and Borrower for itself and all Affiliated Parties hereby waives all claims for consequential damages.

     17.17.  Jurisdiction and Venue.  Any action or
proceeding relating to or arising out of this Agreement, the Project, the other Loan Documents or the Loan
("Proceedings") shall be filed, if a State action, in the Superior Court of the State of California for the County of Ventura, or if a Federal action, in the United
States District Court for the Central District of
California; and Borrower waives any objection which it may have at any time to the laying of venue of any proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have jurisdiction over such party.

     17.18. Severability. The parties hereto intend and believe that each provision in this Agreement comports with all applicable Laws. However, if any provision or provisions, or if any portion of any provision or provisions, in this Agreement is found by a court of law to be in violation of any applicable Law, and if such court declares such portion, provision, or provisions of this Agreement to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision, or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, and that the remainder of this Agreement shall be construed as if such illegal, invalid, unlawful, void, or unenforceable portion, provision, or provisions were not contained herein, and that the rights, obligations, and interests of Borrower and Lender under the remainder of this Agreement shall continue in full force and effect.

     17.19.  Assignments.

          17.19.1.  Lender's Right to Assign.  Lender
shall have the right to assign, transfer, sell, negotiate, pledge or otherwise hypothecate this Agreement and any of its rights and security hereunder, including the Note, Deed of Trust, and any other Loan
Documents. Borrower hereby agrees that all of the rights and remedies of Lender in connection with the interest so assigned shall be enforceable against Borrower by such assignee with the same force and effect and to the same extent as the same would have been enforceable by Lender but for such assignment. Borrower agrees that Lender shall have the right to sell participations in the Loan or to include the Note in a securitized pool of indebtedness without the consent of Borrower.

          17.19.2.  Prohibition of Assignments by
Borrower. Borrower shall not assign or attempt to assign its rights under this Agreement. Borrower will not suffer or permit any of its interest or rights in the Project to be assigned, sold, pledged, encumbered, transferred, hypothecated or otherwise disposed of until the provisions of this Agreement have been fully complied with and the Loan and all other sums evidenced by the Note and/or secured by the Deed of Trust and other Loan Documents, have been repaid in full.

          17.19.3.  Intentionally Omitted.

          17.19.4.  Successors and Assigns.  Subject to
the foregoing restrictions on transfer and assignment contained in this Section 17.19, this Agreement shall inure to the benefit of and shall be binding on the parties hereto and their respective successors and assigns.

     17.20. Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural forms thereof, as its context shall require.

     17.21.  Resolution of Drafting Ambiguities.
Borrower acknowledges that it was represented by counsel in connection with the preparation, execution and delivery of this Agreement, the Note, the Deed of Trust and the other Loan Documents to be executed and deliv ered by Borrower and that Borrower's counsel reviewed and participated in the revision of all of the Loan
Documents and that any rule of construction under any applicable law to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of any of this Agreement or any of the other Loan Documents. Accordingly, the parties hereby waive the provisions of California Civil
Code  1654.

     17.22.  Conflicts.  Borrower and Lender hereby
acknowledge and agree that concurrently with entering into this Agreement, they have also entered into the other Loan Documents which set forth rights, obligations and remedies of the parties in connection with the Loan, some of which are also addressed in this Agreement.
Borrower and Lender hereby further agree that to the extent that the provisions of any of the other Loan
Documents constitute an addition to or an enhancement of (without conflicting or being inconsistent with) the provisions of this Agreement, then the provisions of said other Loan Documents and the provisions of this Agreement shall all be and remain in full force and effect, enforceable by Lender in accordance with their respective terms; provided, however, that if and to the extent that there is any direct conflict or inconsistency between the provisions of the other Loan
Documents and the provisions of this Agreement, the provisions set forth in the other Loan Documents shall govern and control.

     17.23.  Attorneys' Fees; Legal Action.

          17.23.1.  Attorneys' Fees.  Borrower shall
reimburse Lender for all reasonable attorneys' fees and expenses incurred by Lender in connection with the enforcement of Lender's rights under this Agreement, including, without limitation, reasonable attorneys' fees and disbursements for out-of-court workouts and settlements or for enforcement of rights under any state or federal statute, including, without limitation, attorneys' fees incurred in bankruptcy and insolvency proceedings. Borrower specifically acknowledges that, due to the complexity of the Loan, the real estate development sophistication of Borrower and the difficulties contemplated in enforcement of Lender's remedies, Lender shall be entitled to retain attorneys of Lender's choice, including attorneys in the employ of Lender, to protect its interests properly and completely upon an Event of Default.

          17.23.2.  Legal Action.  Lender shall have the
right, at Borrower's expense, to commence, to appear in, or to defend any action or proceeding purporting to affect the rights or duties of the parties to this Agreement, the Note, the Deed of Trust or any of the Loan Documents and in connection therewith shall have the right to pay, at Borrower's expense, all necessary expenses, including reasonable attorney's fees, if Borrower fails upon reasonable notice to so commence, appear in or defend any such action or proceeding with counsel of Lender's choice, except in a suit by Borrower against Lender.

     17.24.  Exhibits.  All Exhibits attached to this
Agreement are incorporated herein by this reference as though set forth in full herein.

     17.25.  Intentionally Omitted.

     17.26. Recourse. The Loan is a full recourse loan to Borrower. Notwithstanding anything to the contrary in the Note, this Agreement and each other Loan
Document, the liability of Borrower for the payment of principal and Interest, and the observance and performance of all of the terms, covenants, conditions and provisions of the Note, this Agreement and the other
Loan Documents is not limited or restricted to the Project, and full recourse may be had for the payment of such indebtedness, or the observance or performance of any of the terms, covenants, conditions or provisions of the Note, this Agreement or any of the other Loan
Documents against any property, assets or funds of Borrower other than the Project.

     Lender may seek payment from Guarantor without first reducing its claim against Borrower to judgment.
Guarantor shall be obligated as though it had itself executed this Agreement, the Note and the other Loan
Documents. Accordingly, Lender may enforce the terms, covenants, conditions and provisions of the Note, this Agreement and the other Loan Documents against Guarantor notwithstanding Borrower's filing of a petition in bankruptcy and obtaining a discharge. Furthermore, Guarantor shall provide to Lender the same financial information that Borrower is required to provide hereunder.

     Nothing contained herein shall be construed to prevent Lender from exercising any remedy allowed by Law or by the terms of this Agreement or any other Loan
Document.

     17.27.  WAIVER OF JURY TRIAL.  BORROWER AND LENDER
EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY
ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS
UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT RELATING
THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH
IS THE SUBJECT OF THIS AGREEMENT AND AGREE THAT ANY SUCH
ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND
NOT BEFORE A JURY.

     IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the day and year first set forth above.


                    BORROWER:

                    DATRON RESOURCES INC.
                    a California corporation


                    By: /s/ WILLIAM L. STEPHAN
                    Its:  Treasurer

                    LENDER:
                    JACKSON NATIONAL LIFE INSURANCE
                      COMPANY,
                    a Michigan corporation

                    By:  PPM Finance, Inc.,
                         a Delaware corporation,
                         Its:  Authorized Agent


                    By: /s/ JAMES B. KEARNS
                    Its: Senior Regional Director